                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                                SAKS INCORPORATED

                                       AND

                                   BELK, INC.

                           DATED AS OF APRIL 28, 2005

                                TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
ARTICLE I  DEFINITIONS...........................................................................................       1
     Section 1.1  Definitions....................................................................................       1
     Section 1.2  Interpretation.................................................................................      10

ARTICLE II  PURCHASE AND SALE....................................................................................      11
     Section 2.1  Purchase and Sale of Assets....................................................................      11
     Section 2.2  Unassignable Contracts.........................................................................      15
     Section 2.3  Assumption of Liabilities......................................................................      16
     Section 2.4  Leased Department Agreements and Equipment Lease Agreements....................................      19
     Section 2.5  Accounts Payable...............................................................................      20

ARTICLE III  PURCHASE PRICE......................................................................................      20
     Section 3.1  Purchase Price.................................................................................      20
     Section 3.2  Adjustment of Purchase Price...................................................................      20
     Section 3.3  Allocation of Purchase Price; Transfer Tax Valuation...........................................      23
     Section 3.4  Certain Assets.................................................................................      23
     Section 3.5  Certain Rights of First Refusal................................................................      24

ARTICLE IV  CLOSING..............................................................................................      24
     Section 4.1  Closing Date...................................................................................      24
     Section 4.2  Payment on the Closing Date....................................................................      25
     Section 4.3  Buyer's Additional Closing Date Deliveries.....................................................      25
     Section 4.4  Seller's Closing Date Deliveries...............................................................      25

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................      26
     Section 5.1  Organization of Seller; Power and Authority of Seller; Ownership of the Companies..............      27
     Section 5.2  Organization of the Companies; Power and Authority of the Companies............................      27
     Section 5.3  Authority of Seller; Conflicts.................................................................      27
     Section 5.4  Financial Statements...........................................................................      28
     Section 5.5  Operations Since Financial Statements Date.....................................................      29
     Section 5.6  Taxes..........................................................................................      30
     Section 5.7  Governmental Permits...........................................................................      30
     Section 5.8  Real Property..................................................................................      30
     Section 5.9  Personal Property Leases.......................................................................      31
     Section 5.10  Intellectual Property.........................................................................      32
     Section 5.11  Title to Property.............................................................................      32
     Section 5.12  No Violation, Litigation or Regulatory Action.................................................      32
     Section 5.13  Contracts.....................................................................................      33
     Section 5.14  Status of Contracts...........................................................................      34
     Section 5.15  ERISA.........................................................................................      35
     Section 5.16  Environmental Compliance......................................................................      36
     Section 5.17  Employee Relations and Agreements.............................................................      36

     Section 5.18  No Brokers....................................................................................      37
     Section 5.19  Condition of Assets...........................................................................      38
     Section 5.20  No Undisclosed Liabilities....................................................................      38
     Section 5.21  Insurance.....................................................................................      38
     Section 5.22  Customer Information..........................................................................      38
     Section 5.23  Sufficiency of Assets.........................................................................      38
     Section 5.24  Seller Gift Programs..........................................................................      39
     Section 5.25  Seller Return Policies........................................................................      39

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................      39
     Section 6.1  Organization of Buyer..........................................................................      39
     Section 6.2  Authority of Buyer; Conflicts..................................................................      39
     Section 6.3  No Violation, Litigation or Regulatory Action..................................................      40
     Section 6.4  Financing......................................................................................      40
     Section 6.5  No Brokers.....................................................................................      40

ARTICLE VII  ACTION PRIOR TO THE CLOSING DATE....................................................................      41
     Section 7.1  Access to Information..........................................................................      41
     Section 7.2  Notifications..................................................................................      41
     Section 7.3  Consents of Third Parties; Governmental Approvals..............................................      42
     Section 7.4  Operations Prior to the Closing Date...........................................................      43
     Section 7.5  Antitrust Law Compliance.......................................................................      45
     Section 7.6  Termination of Certain Intercompany Accounts...................................................      45
     Section 7.7  Indebtedness; Release of Guaranties............................................................      45
     Section 7.8  Ancillary Agreements...........................................................................      46
     Section 7.9  Household Bank.................................................................................      46
     Section 7.10  Remittance of Cash Receipts...................................................................      47
     Section 7.11  Software Issues...............................................................................      47
     Section 7.12  No Solicitation...............................................................................      47
     Section 7.13  Interim Financials............................................................................      48
     Section 7.14  Private Brands................................................................................      48
     Section 7.15  Certain Agreement.............................................................................      48

ARTICLE VIII  ADDITIONAL AGREEMENTS..............................................................................      49
     Section 8.1  Use of Names...................................................................................      49
     Section 8.2  Tax Matters....................................................................................      50
     Section 8.3  Employees and Employee Benefits................................................................      52
     Section 8.4  Insurance; Risk of Loss........................................................................      56
     Section 8.5  Consents.......................................................................................      57
     Section 8.6  Fees and Expenses..............................................................................      57
     Section 8.7  Gift Cards, Etc; Return Policies...............................................................      58
     Section 8.8  HIPAA Confidentiality..........................................................................      58
     Section 8.9  Non-Solicitation of Employees..................................................................      58
     Section 8.10  SEC Financials................................................................................      58
     Section 8.11  Mortgages and Other Encumbrances..............................................................      59
     Section 8.12  Certain Litigation............................................................................      59

ARTICLE IX  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.........................................................      59
     Section 9.1  HSR Act........................................................................................      60
     Section 9.2  No Order.......................................................................................      60
     Section 9.3  Representations and Warranties.................................................................      60
     Section 9.4  Performance of Obligations.....................................................................      60
     Section 9.5  Closing Certificate............................................................................      60
     Section 9.6  Release of Encumbrances........................................................................      60

ARTICLE X  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.........................................................      60
     Section 10.1  HSR Act.......................................................................................      60
     Section 10.2  No Order......................................................................................      60
     Section 10.3  Representations and Warranties................................................................      61
     Section 10.4  Performance of Obligations....................................................................      61
     Section 10.5  Closing Certificate...........................................................................      61

ARTICLE XI  INDEMNIFICATION......................................................................................      61
     Section 11.1  Indemnification by Seller.....................................................................      61
     Section 11.2  Indemnification by Buyer......................................................................      62
     Section 11.3  Notice of Claims..............................................................................      63
     Section 11.4  Determination of Amount.......................................................................      64
     Section 11.5  Third Person Claims...........................................................................      64
     Section 11.6  Limitations...................................................................................      65
     Section 11.7  Mitigation....................................................................................      66

ARTICLE XII  TERMINATION.........................................................................................      66
     Section 12.1  Termination...................................................................................      66
     Section 12.2  Notice of Termination.........................................................................      67
     Section 12.3  Effect of Termination.........................................................................      67

ARTICLE XIII  MISCELLANEOUS......................................................................................      67
     Section 13.1  Survival of Representations and Warranties....................................................      67
     Section 13.2  Governing Law.................................................................................      67
     Section 13.3  No Public Announcement........................................................................      67
     Section 13.4  Notices.......................................................................................      68
     Section 13.5  Successors and Assigns........................................................................      68
     Section 13.6  Access to Records after Closing...............................................................      69
     Section 13.7  Entire Agreement; Amendments..................................................................      69
     Section 13.8  Interpretation................................................................................      69
     Section 13.9  Waivers.......................................................................................      70
     Section 13.10  Partial Invalidity...........................................................................      70
     Section 13.11  Execution in Counterparts....................................................................      70
     Section 13.12  Further Assurances...........................................................................      70
     Section 13.13  Disclaimer of Warranties.....................................................................      70
     Section 13.14  Specific Performance.........................................................................      71
     Section 13.15  Waiver of Jury Trial.........................................................................      71

                                    EXHIBITS

2.5   Accounts Payable

A     Assignment and Assumption Agreement (Real Estate)

B     Bill of Sale, Assignment and Assumption Agreement

C     Register and Store Safe Cash by Store

D     [Reserved]

E     Owned Real Estate

F     Leased Real Estate

G     Intellectual Property Assets

H     Excluded Intellectual Property

I     Customer Information

J     Software

K     Excluded Contracts

L     Excluded Real Estate

M     Excluded Personal Property

N     Transition Services Agreement

O     Club Libby Lu Licensed Departments Agreement

P     Private Brands Agreement

Q     Forms of Grant Deeds

R     Leased Department Agreements

S     Equipment Agreements

T     Lease Agreement

U     Rights of First Refusal with Respect to Certain Properties

V     Form of Section 1445 Affidavit

                                    SCHEDULES

1.1(a)      Excluded Employees

1.1(b)      Permitted Encumbrances

1.1(c)      Title Policies and Commitments

1.1(d)      Reference Working Capital Statement

2.3(b)(xi)  Excluded Litigation

5.3         No Conflicts

5.4         Financial Statements

5.5         Operations Since Financial Statements Date

5.6         Taxes

5.7         Governmental Permits

5.8(a)      Leased Real Estate and Owned Real Estate

5.8(b)      Zoning and Condemnation

5.8(c)      Real Estate Defaults

5.9         Personal Property Leases

5.10(a)     Company Registered Intellectual Property and Company Software

5.10(b)     Right, Title and Interest in Company Intellectual Property

5.10(c)     Patents and Registrations of Company Registered Intellectual
            Property

5.10(d)     Infringement of Intellectual Property

5.10(e)     Challenge to Company Registered Intellectual Property

5.12        Violation, Litigation or Regulatory Action of the Companies

5.13        Contracts

5.14        Status of Contracts

5.15(a)     Welfare Plans and Pension Plans

5.15(b)     Compliance of Welfare Plans and Pension Plans

5.15(c)     Determination Letters for Qualified Plans

5.15(e)     Other Employee Benefits

5.15(f)     Severance Pay Plan

5.16        Environmental Compliance

5.17(a)     Business Employees

5.17(b)     Compensation of Employees

5.17(c)     Employee Relations and Agreements

5.20        Certain Liabilities

5.23        Excluded Assets

5.24        Seller Gift Programs

5.25        Seller Return Policies

7.1         Access Contacts

7.4         Operations Prior to Closing Date

7.7         Letters of Credit

7.11        Software Issues

8.3(a)      Offers of Employment

8.3(b)      Individual Employment Agreements

                            ASSET PURCHASE AGREEMENT

            ASSET PURCHASE AGREEMENT, dated as of April 28, 2005 (this "Agreement"), by and between Saks Incorporated, a Tennessee corporation ("Seller"), and Belk, Inc., a Delaware corporation ("Buyer").

                             PRELIMINARY STATEMENT:

            WHEREAS, Seller is engaged in the business of owning and operating retail department stores under the nameplates McRae's and Proffitt's; and

            WHEREAS, Seller and the Companies (as hereinafter defined) own, among other things, the assets used in the operation of the Business (as hereinafter defined); and

            WHEREAS, Seller desires to sell to Buyer, and to cause the Companies to sell to Buyer, and Buyer desires to purchase from Seller and the Companies, substantially all of the assets solely related to the Business, all on the terms and subject to the conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Seller and Buyer as follows:

                                   ARTICLE I
                                  DEFINITIONS

            Section 1.1 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1.

            "2005 SELLER CAPITAL BUDGET" has the meaning specified in Section 5.5(b).

            "ACCOUNT INFORMATION" means the "Cardholder List," the "Charge Transaction Data" and all other "Cardholder Information" and "Account Documentation" related to "Accounts" (as each such term is defined in the Program Agreement) as of the Effective Time, in each case to the extent solely related to the Business and excluding Excluded Account Information.

            "ADJUSTED PURCHASE PRICE" has the meaning specified in Section
3.2(f).

            "ADJUSTMENT AMOUNT" has the meaning specified in Section 3.2(e).

            "AFFILIATE" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used herein, "control" means the power to direct the management or affairs of a Person, and "ownership" means the beneficial ownership of more than 50% of the equity securities of the Person.

            "AGREEMENT" has the meaning specified in the first paragraph of this Agreement.

            "ALLOCATION SCHEDULE" has the meaning specified in Section 3.3(a).

            "ARBITRATOR" has the meaning specified in Section 3.2(c).

            "ASSET ACQUISITION PROPOSAL" means any proposal or offer with respect to any purchase, directly or indirectly, of all or any significant portion of the Assets, whether by merger, consolidation, acquisition or otherwise (other than any transaction with Buyer or its Affiliates); provided, however, that, for the avoidance of doubt, any Seller Acquisition Proposal and any proposal or offer relating exclusively to assets and properties of Seller and/or its Affiliates not being sold pursuant to this Agreement shall in no event be deemed to be an Asset Acquisition Proposal; provided, further, that any proposal or offer with respect to the capital stock of the Companies shall be deemed to be an Asset Acquisition Proposal only if such offer or proposal contemplates that any of the Assets would not be conveyed to Buyer or its Affiliates.

            "ASSETS" has the meaning specified in Section 2.1(a).

            "ASSIGNMENT AND ASSUMPTION AGREEMENT (REAL ESTATE)" means the Assignment and Assumption Agreement (Real Estate) in substantially the form of Exhibit A, with such modifications thereto as may be necessary to conform to the requirements of the applicable Leasehold Interest or Real Estate Agreement (but which in any event shall expressly disclaim any representation or warranty by Seller or its Affiliates (other than representations and warranties made in this Agreement) as provided in Exhibit A), with separate instruments for each parcel of Real Estate (each of which shall expressly disclaim any representation or warranty by Seller or its Affiliates (other than representations and warranties made in this Agreement)).

            "ASSUMED LIABILITIES" has the meaning specified in Section 2.3(a).

            "BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Bill of Sale, Assignment and Assumption Agreement in the form of Exhibit B.

            "BOOKS AND RECORDS" has the meaning specified in Section
2.1(a)(xiii).

            "BUSINESS" means the business of owning and operating the retail department stores located on the Real Estate, excluding any Club Libby Lu operations.

            "BUSINESS AGREEMENTS" has the meaning specified in Section 5.14.

            "BUSINESS EMPLOYEES" has the meaning specified in Section 5.17(a).

            "BUSINESS PLAN" means any Pension Plan or Welfare Plan that is sponsored by Seller or any Company in which any employees of the Business are participating or under which any current or former employees of the Business have accrued any benefits while employed by Seller or any Company to which they remain entitled or with respect to which Seller or any Company has any liability.

            "BUSINESS SEVERANCE PRACTICES" has the meaning specified in Section 8.3(d)(i).

            "BUYER" has the meaning specified in the first paragraph of this Agreement.

            "BUYER ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Buyer under this Agreement or in connection herewith.

            "BUYER GROUP MEMBER" means (a) Buyer and its Affiliates, (b) directors, officers and employees of Buyer and its Affiliates and (c) the successors and assigns of the foregoing.

            "BUYER'S DC PLAN" has the meaning specified in Section 8.3(i)(ii).

            "BUYER'S PLANS" has the meaning specified in Section 8.3(c)(i).

            "CHANGE IN LAW" means the adoption, promulgation, modification or reinterpretation of any law, rule, regulation, ordinance or order or any other Requirement of Law of any Governmental Body that occurs subsequent to the date of this Agreement.

            "CLAIM NOTICE" has the meaning specified in Section 11.3.

            "CLOSING" means the closing of the transfer of the Assets from Seller and the Companies to Buyer.

            "CLOSING DATE" has the meaning specified in Section 4.1.

            "CLOSING DATE INTEREST" has the meaning specified in Section 3.1.

            "CLUB LIBBY LU LICENSED DEPARTMENTS AGREEMENT" has the meaning specified in Section 7.8(b).

            "COBRA" has the meaning specified in Section 8.3(h).

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COMPANIES" means Carson Pirie Holdings, Inc., a Delaware corporation, Jackson Leasing, LLC, a Mississippi limited liability company, McRae's, Inc., a Mississippi corporation, McRae's of Alabama, Inc., an Alabama corporation, McRae's Stores Partnership, a Mississippi general partnership, and Parisian, Inc., an Alabama corporation.

            "COMPANY ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by any of the Companies under this Agreement or in connection herewith.

            "COMPANY INTELLECTUAL PROPERTY" means any Intellectual Property that is owned by Seller or any of the Companies and used solely in connection with the Business, including the Company Software.

            "COMPANY REGISTERED INTELLECTUAL PROPERTY" means all of the Registered Intellectual Property owned by or filed in the name of Seller or any of the Companies and used solely in connection with the Business.

            "COMPANY SOFTWARE" means all Software owned by Seller or any of the Companies and used solely in connection with the Business.

            "CONFIDENTIALITY AGREEMENT" means that certain letter agreement dated February 16, 2005 between Seller and Buyer.

            "CONTRACTS" has the meaning specified in Section 2.1(a)(vii).

            "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court, agency, tribunal or Governmental Body and any award in any arbitration proceeding.

            "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of November 26, 2003 among Seller, as borrower, Fleet Retail Group, Inc., as agent, and the other financial institutions party thereto, as lenders.

            "CURRENT BUSINESS EMPLOYEES" has the meaning specified in Section 5.17(a).

            "CUSTOMER INFORMATION" has the meaning specified in Section 2.1(a)(xii).

            "CUT-OFF DATE" has the meaning specified in Section 4.1.

            "CUT-OFF DATE AP SCHEDULE" has the meaning specified in Section 2.5.

            "CUT-OFF DATE WORKING CAPITAL STATEMENT" has the meaning specified in Section 3.2(a).

            "DOJ" has the meaning specified in Section 7.5.

            "EFFECTIVE TIME" has the meaning specified in Section 4.1.

            "EMPLOYMENT AGREEMENT" means any employment contract, termination or severance agreement, change of control agreement or any other agreement respecting the terms and conditions of employment or payment of compensation in respect to any current or former officer or employee of the Business.

            "ENCUMBRANCE" means any lien, charge, claim, restriction, security interest, encumbrance, mortgage, pledge, easement, conditional sale or other title retention agreement, title exception, defect in title or other restriction of a similar kind.

            "ENVIRONMENTAL LAW" means all Requirements of Law relating to protection of surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, ambient air, pollution control, Hazardous Materials, health, chemical use, safety or sanitation.

            "ENVIRONMENTAL PERMITS" means all permits, licenses or authorizations required pursuant to any Environmental Law.

            "EQUIPMENT" has the meaning specified in Section 2.1(a)(iii).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXCLUDED ACCOUNT INFORMATION" means (a) any credit bureau report obtained by or on behalf of Household Bank pertaining to a "Cardholder" (as defined in the Program Agreement) and any credit scoring and decision information, analyses of credit quality and credit risk, analyses prepared for the purpose of fraud or suspicious activity monitoring or other similar analyses prepared by or on behalf of Household Bank and maintained in Household Bank's credit file pertaining to a Cardholder; (b) any information collected by or on behalf of Household Bank from a Cardholder in response to the following items in a "Credit Card Application" (as defined in the Program Agreement): date of birth, previous address, time spent at any address, employment information, document identification information (including passport number and drivers license number) and information regarding other credit cards held by the Cardholder; and (c) any other information collected by or on behalf of Household Bank, whether from a Cardholder or from any other Person, to the extent that Household Bank and Seller have agreed in good faith after the date of the Program Agreement but prior to the date of this Agreement that the collection, use and distribution of such information by Seller and its Affiliates would be inconsistent with the intent of the parties to the Program Agreement that neither Household Bank nor Seller be deemed to be a "consumer reporting agency" within the meaning of Section 603 of the Fair Credit Reporting Act (15 U.S.C. Section 1681a(d)), as amended, and
(d) any nonpublic personal information about a Cardholder that the Cardholder has directed not be disclosed to a nonaffiliated third party pursuant to the provisions of the Gramm-Leach-Bliley Act, 15 U.S.C. Section 6801 et seq., and any regulations issued pursuant thereto.

            "EXCLUDED ASSETS" has the meaning specified in Section 2.1(b).

            "EXCLUDED EMPLOYEES" means the employees whose names are listed on
Schedule 1.1(a).

            "EXCLUDED LIABILITIES" has the meaning specified in Section 2.3(b).

            "EXPENSES" means any and all reasonable out-of-pocket expenses incurred in connection with defending or asserting any claim, action, suit or proceeding hereunder (including court filing fees, court costs, arbitration fees or costs, costs of investigation, witness fees and reasonable fees and disbursements of legal counsel, expert witnesses, accountants and other professionals).

            "FINAL WORKING CAPITAL" has the meaning specified in Section 3.2(a).

            "FINANCIAL STATEMENTS" has the meaning specified in Section 5.4.

            "FINANCIAL STATEMENTS DATE" means January 29, 2005.

            "FLSA" means the United States Fair Labor Standards Act, as amended, and the rules and regulations promulgated thereunder.

            "FTC" has the meaning specified in Section 7.5.

            "GAAP" means United States generally accepted accounting principles, consistently applied by Seller, in effect at the date of the financial statement to which it refers.

            "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or any court, administrative or regulatory agency, department, instrumentality, body or commission.

            "GOVERNMENTAL PERMITS" has the meaning specified in Section 5.7.

            "GRANT DEEDS" means the quitclaim deeds in the forms attached to Exhibit Q.

            "HAZARDOUS MATERIALS" means any waste, pollutant, contaminant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, hazardous chemicals, petroleum or petroleum-derived substance or waste or any constituent of any such substance or waste, the use, handling or disposal of which by Seller or any of the Companies is in any way governed by or subject to any applicable Requirement of Law.

            "HIPAA" has the meaning specified in Section 8.8.

            "HOUSEHOLD BANK" has the meaning specified in Section 7.9.

            "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            "IDENTIFIED GUARANTIES" has the meaning specified in Section 7.7.

            "INCREMENTAL PROPERTY TAXES" means, with respect to property Taxes imposed on the Assets with respect to any Straddle Period, the excess, if any, of (a) the portion of such property Taxes for the portion of such Straddle Period ending on the Cut-Off Date allocated pro rata on a daily basis using the assessed value and Tax rate imposed as a result of the transactions contemplated by this Agreement over (b) the portion of such property Taxes for the portion of such Straddle Period ending on the Cut-Off Date allocated pro rata on a daily basis, using the assessed value and Tax rate that would have applied had such transactions not occurred.

            "INDEMNIFIED PARTY" has the meaning specified in Section 11.3.

            "INDEMNITOR" has the meaning specified in Section 11.3.

            "INTELLECTUAL PROPERTY" means any or all of the following and all rights, arising out of or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), improvements, technical data, Trade Secrets, and all documentation relating to any of the foregoing throughout the world; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all internet uniform resource locators, domain names, trade names, logos, slogans, designs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; and (vii) any similar or equivalent rights to any of the foregoing anywhere in the world.

            "INVENTORY" has the meaning specified in Section 2.1(a)(v).

            "INVENTORY FIRM" has the meaning specified in Section 3.2(h).

            "INVENTORY SCHEDULE" has the meaning specified in Section 3.2(h).

            "KEY EMPLOYEES" means all employees of the Business whose annual base salaries exceed $150,000.

            "KNOWLEDGE OF BUYER" means, as to a particular matter, the current actual knowledge of the executive officers of Buyer (as the term "executive officer" is defined in Rule 3b-7 under the Exchange Act).

            "KNOWLEDGE OF SELLER" means, as to a particular matter, the current actual knowledge of the executive officers of Seller (as the term "executive officer" is defined in Rule 3b-7 under the Exchange Act), the President and Chief Executive Officer of Proffitt's and McRae's and Seller's Senior Vice President--Real Estate with responsibility for the Business.

            "LABOR LAWS" means all Requirements of Law concerning labor relations, unions and collective bargaining, conditions of employment, employment discrimination and harassment, wages, hours or occupational safety and health, including ERISA, the United States Immigration Reform and Control Act of 1986, the United States National Labor Relations Act, the United States Civil Rights Acts of 1866 and 1964, the United States Equal Pay Act, the United States Age Discrimination in Employment Act, the United States Americans with Disabilities Act, the United States Family Medical Leave Act, the United States Worker Adjustment and Retraining Notification Act, the United States Occupational Safety and Health Act, the United States Davis Bacon Act, the United States Walsh-Healy Act, the United States Service Contract Act, United States Executive Order 11246, the United States Fair Labor

Standards Act and the United States Rehabilitation Act of 1973, as each such act is amended, and all rules and regulations promulgated under such acts.

            "LEASE AGREEMENTS" has the meaning specified in Section 5.8(c).

            "LEASED REAL ESTATE" has the meaning specified in Section
2.1(a)(ii).

            "LEASEHOLD INTERESTS" has the meaning specified in Section
2.1(a)(ii).

            "LOSSES" means any and all liabilities, obligations, losses, costs, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

            "MATERIAL ADVERSE EFFECT" means any change or effect that, when taken together with all other changes or effects, has or is reasonably likely to have a material adverse effect on the assets, results of operations or financial condition of the Business taken as a whole, other than any change or effect resulting from or relating to (a) economic conditions, (b) global financial or capital markets, (c) the retail department store industry, (d) the public disclosure of the transactions contemplated by this Agreement, (e) the consummation of the transactions contemplated by this Agreement or compliance with the terms of this Agreement, (f) any Excluded Asset, Excluded Liability or other asset or property of Seller or its Affiliates that is not being transferred pursuant to this Agreement, (g) any Change In Law or (h) acts of terrorism or war (whether or not declared).

            "NON-PREVAILING PARTY" has the meaning specified in Section 3.2(d).

            "NOTICE OF DISAGREEMENT" has the meaning specified in Section
3.2(b).

            "OTHER GUARANTIES" has the meaning specified in Section 7.7.

            "OWNED REAL ESTATE" has the meaning specified in Section 2.1(a)(i).

            "PENSION PLAN" means any pension plan, as defined in Section 3(2) of ERISA, applied without regard to the exceptions from coverage contained in Sections 4(b)(4) or 4(b)(5) thereof.

            "PERMITTED ENCUMBRANCES" means (a) liens for Taxes and other governmental charges and assessments that are not yet due and payable or that are being contested in good faith in accordance with applicable Requirements of Law; (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable; (c) Encumbrances identified in Schedule 1.1(b);
(d) source code escrow agreements for Software owned by Seller or any of the Companies listed in Schedule 5.13; (e) Encumbrances evidenced by any security agreement, financing statement, purchase money agreement, conditional sales contract, capital lease or operating lease, or by any license, coexistence agreement, undertaking, declaration, limitation of use or consent to use, in each case that is described in Schedule 5.13 or the non-disclosure of which therein does not constitute a misrepresentation under Section 5.13; and (f) other Encumbrances or imperfections on property that are not material in amount or do not materially adversely affect the value, title, possession or existing use of the property affected by such Encumbrance or imperfection.

            "PERMITTED REAL PROPERTY EXCEPTIONS" means, collectively, (a) liens, charges, encumbrances and exceptions for Taxes and other governmental charges and assessments (including special assessments) that are not yet due and payable; (b) all Real Estate Agreements; (c) all matters and exceptions set forth in the title insurance policies or commitments set forth in

Schedule 1.1(c); (d) liens, charges, encumbrances or title exceptions or imperfections with respect to the Owned Real Estate created by or resulting from the acts or omissions of Buyer or any of its Affiliates, employees, officers, directors, agents, representatives, contractors, invitees or licensees; (e) liens, charges, encumbrances and/or title exceptions or imperfections created by any of the documents to be executed in connection with the Closing or this Agreement (including any reservations, easements, restrictions, covenants and other matters set forth in the Grant Deeds) whether prior to, at or after the Closing; (f) all matters that may be shown by a current, accurate survey or physical inspection of the Owned Real Estate; (g) Requirements of Law, including building and zoning laws, ordinances and regulations now or hereafter in effect relating to the Owned Real Estate; (h) any and all service contracts and agreements affecting the Owned Real Estate as of the date hereof, and any and all service contracts and agreements entered into after the date of this Agreement in accordance with the provisions of this Agreement, in each case, to the extent in effect as of the Closing; (i) violations of laws, regulations, ordinances, orders or requirements, if any, arising out of any Change in Law;
(j) any Permitted Encumbrance to the extent applicable or relating to, or otherwise affecting, the Real Estate; and (k) easements, rights of way, restrictions, covenants or other similar matters that are not material in amount or do not materially adversely affect the value, title or existing use of the Real Estate affected by such easement, right of way, restriction, covenant or other matter.

            "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Body, or any department, agency or political subdivision thereof.

            "PRIVATE BRAND MERCHANDISE" has the meaning specified in Section 7.4(b)(xvii).

            "PRIVATE BRANDS AGREEMENT" has the meaning specified in Section 7.8(c).

            "PROGRAM AGREEMENT" means that certain Program Agreement dated as of April 15, 2003 and as amended as of April 15, 2003 and June 15, 2004 by and among Seller, McRae's, Inc. and Household Bank.

            "PURCHASE ORDERS" has the meaning specified in Section 2.1(a)(vi).

            "PURCHASE PRICE" has the meaning specified in Section 3.1.

            "PWC" has the meaning specified in Section 8.10(a).

            "REAL ESTATE" has the meaning specified in Section 2.1(a)(ii).

            "REAL ESTATE AGREEMENTS" has the meaning specified in Section 2.1(a)(ix).

            "REFERENCE WORKING CAPITAL" has the meaning specified in Section 3.2(e).

            "REFERENCE WORKING CAPITAL STATEMENT" means the working capital statement set forth in Schedule 1.1(d), together with supporting documentation.

            "REGISTER AND STORE SAFE CASH" means (a) the "register cash" necessary to open the stores of the Business on the day after the Cut-Off Date and (b) any cash that is in the safes or vaults of the stores of the Business, in the aggregate amounts for (a) and (b) as set forth in Exhibit C.

            "REGISTERED INTELLECTUAL PROPERTY" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks and service marks, applications to register trademarks and service marks, intent-to-use applications or other registrations or applications related to trademarks and service marks; (iii) registered copyrights and applications for copyright registration; (iv) domain name registrations; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with or recorded with any federal, state, local or foreign Governmental Body or other public body.

            "REQUIRED CONSENTS" has the meaning specified in Section 8.5.

            "REQUIREMENTS OF LAW" means any foreign, federal, state and local laws, statutes, regulations, rules, codes, orders, decrees, directives, decisions, judgments, injunctions, writs or ordinances enacted, adopted, issued or promulgated by any Governmental Body.

            "RETAINED NAMES AND MARKS" has the meaning specified in Section 8.1(a).

            "SEC" means the United States Securities and Exchange Commission.

            "SEC FINANCIALS" has the meaning specified in Section 8.10(a).

            "SELLER" has the meaning specified in the first paragraph of this Agreement.

            "SELLER ACQUISITION PROPOSAL" means any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving any purchase of all or any significant portion of the capital stock of Seller.

            "SELLER ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Seller under this Agreement or in connection herewith.

            "SELLER GIFT PROGRAMS" has the meaning specified in Section 2.3(a)(vii).

            "SELLER GROUP MEMBER" means (a) Seller and its Affiliates, (b) directors, officers and employees of Seller and its Affiliates and (c) the successors and assigns of the foregoing.

            "SELLER RETURN POLICIES" has the meaning specified in Section 2.3(a)(viii).

            "SELLER'S DC PLAN" has the meaning specified in Section 8.3(i)(i).

            "SEVERANCE PAY PLAN" has the meaning specified in Section 5.15(f).

            "SOFTWARE" means computer software programs and related documentation and materials, whether in source code, object code or human readable form; provided, however, that Software does not include software that is available generally through retail stores, distribution networks or is otherwise subject to "shrink-wrap" license or "click-through" agreements including any software installed in the ordinary course of business as a standard part of hardware, equipment or fixtures purchased by Seller or any of the Companies.

            "STRADDLE PERIOD" means any taxable year or period beginning before and ending after the Cut-Off Date.

            "TAX" (and, with correlative meaning, "TAXES") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Body.

            "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return or declaration of estimated Tax.

            "TRADE SECRETS" means confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans and other proprietary information that provides the owner with a competitive advantage.

            "TRANSFERRED EMPLOYEES" has the meaning specified in Section 8.3(a).

            "TRANSFER TAXES" has the meaning specified in Section 8.2(a)(iv).

            "TRANSITION SERVICES AGREEMENT" has the meaning specified in Section 7.8(a).

            "UNASSIGNED CONTRACT" has the meaning specified in Section 2.2(a).

            "WARRANTIES" has the meaning specified in Section 2.1(a)(iv).

            "WELFARE PLAN" means any welfare plan, as defined in Section 3(1) of ERISA, applied without regard to the exceptions from coverage contained in Sections 4(b)(4) or 4(b)(5) thereof.

            "WORKING CAPITAL" has the meaning specified in Section 3.2(g).

            "YEAR-END SELLER BALANCE SHEET" has the meaning specified in Section 5.4.

            Section 1.2 Interpretation. In this Agreement (including the exhibits and schedules to this Agreement):

            (a) words denoting the singular include the plural and vice versa, and words denoting any gender include all genders;

            (b)   "including" means "including without limitation;"

            (c) "business day" means any day other than a Saturday, a Sunday or a day that is a statutory holiday under the laws of the United States or the State of Tennessee;

            (d) when calculating the period of time within which or following which any act is to be done or step taken, the date that is the reference day in calculating such period shall be excluded and, if the last day of such period is not a business day, the period shall end on the next day that is a business day;

            (e) all dollar amounts are expressed in United States dollars, and all amounts payable hereunder shall be paid in United States dollars;

            (f) money shall be tendered by wire transfer of immediately available federal funds to the account designated in writing by the party that is to receive such money;

            (g) references herein to articles, sections, exhibits and schedules mean the articles and sections of, and the exhibits and schedules attached to, this Agreement; and

            (h) the words "hereof," "hereby," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not only to a particular section in which such words appear.

                                   ARTICLE II
                                PURCHASE AND SALE

            Section 2.1 Purchase and Sale of Assets.

            (a) Generally. On the terms and subject to the conditions of this Agreement, Seller agrees to, and to cause the Companies to, assign, sell, transfer, convey and deliver to Buyer, and Buyer agrees to purchase from Seller and the Companies, all of Seller's and the Companies' right, title and interest as of the Effective Time in the following property and assets (collectively, the "Assets"):

            (i) the real property listed on Exhibit E, together with all interests of Seller and the Companies in the buildings, structures, installations, fixtures, trade fixtures and other improvements situated thereon and all easements, rights of way and other rights, interests and appurtenances of Seller and the Companies therein or thereunto pertaining (collectively, "Owned Real Estate");

            (ii) the leasehold and subleasehold interests of Seller and the Companies in all real property listed on Exhibit F (collectively, "Leased Real Estate" and, together with the Owned Real Estate, the "Real Estate"), together with all interests of Seller and the Companies in the leases, subleases, licenses, occupancy agreements, and other documents or agreements related thereto and any and all interests of Seller and the Companies in the buildings, structures, installations, fixtures, trade fixtures and other improvements situated thereon and all easements, rights of way and other rights, interests and appurtenances of Seller and the Companies therein or thereunto pertaining (collectively with the Leased Real Estate, the "Leasehold Interests");

            (iii) the machinery, equipment, furniture, tools, computer hardware and network infrastructure and spare parts located on the Real Estate as of the Effective Time (exclusive of Inventory (which is defined in, and subject to, Section 2.1(a)(v)) (collectively, "Equipment") and all motor vehicles exclusively for use by Business Employees (excluding, for the avoidance of doubt, trucks, tractor-trailers and similar motor vehicles);

            (iv) all warranties or guarantees by any manufacturer, supplier or other vendor to the extent solely related to any of the Assets ("Warranties");

            (v) the inventory, packaging materials and supplies, in each case to the extent solely related to the Business and wherever located as of the Effective Time, and inventory, packaging materials and supplies on order or in transit as of the Effective

      Time, in each case to the extent solely related to the Business (collectively, the "Inventory");

            (vi) all purchase orders issued by Seller or any Companies in the ordinary course to the extent they relate to the operation of the Business ("Purchase Orders");

            (vii) all contracts, guarantees, leases, licenses (including those relating to concessions or licensed departments), Software licenses, commitments and other agreements, in each case solely related to the Business (exclusive of Leasehold Interests and Real Estate Agreements, which are subject to Section 2.1(a)(ii) and Section 2.1(a)(ix), respectively) ("Contracts");

            (viii) all equipment lease agreements to the extent assumed by Buyer pursuant to Section 2.4(b);

            (ix) all reciprocal easement and operating agreements, agreements supplemental thereto, easements, Seller's and each Company's interests as landlord under any leases or subleases, purchase and lease-termination options, rights of first refusal or first offer, subordination, non-disturbance and attornment agreements, and other agreements that run with the land and in each case are appurtenant to the Real Estate and other agreements (other than Leasehold Interests) that relate to the occupancy or operation of the Real Estate (collectively, "Real Estate Agreements");

            (x) the Intellectual Property owned by or licensed to Seller or any Company that is solely related to the Business, including the Intellectual Property identified on Exhibit G, but excluding the Intellectual Property specifically identified on Exhibit H;

            (xi) the Governmental Permits solely related to the Business;

            (xii) the information regarding customers and bridal registries of the Business described on Exhibit I ("Customer Information"); provided, that if Buyer requests that Seller provide any Customer Information in any format that differs from the format in which Seller maintains such Customer Information, at the Closing, Buyer shall pay Seller for any reasonable out-of-pocket costs of Seller or any Affiliate of Seller associated with producing such Customer Information in such format. Buyer understands and agrees that neither Seller nor the Companies will produce any information that would violate any contractual obligation, violate any Requirement of Law or cause Seller or any of the Companies to become a "consumer reporting agency" as defined in the Federal Fair Credit Reporting Act. Seller agrees to, and to cause the Companies to, retain information regarding customers of the Business in accordance with its existing retention policies and procedures;

            (xiii) all material sales records, accounting records, purchase records, supplier lists, advertising and promotional records, material real estate and engineering data, blueprints and other property records primarily related to the Business; personnel, benefits, payroll, medical and other records of all Transferred Employees, to the extent permitted by Requirements of Law; and all other material books and records primarily related to the Business, exclusive of Account Information and Excluded Account Information (collectively, "Books and Records"); provided that Seller and its Affiliates shall have the right to keep and use a copy of all Books and Records where necessary to comply with any Requirements of Law or necessary for use in connection with the business of Seller or any of its Affiliates, including the preparation of Tax Returns, the administration of Business Plans, the preparation of the financial statements of Seller or any of its Affiliates, the fulfillment of obligations under the Transition Services Agreement or in connection with investigations or litigation. If any Books and Records relate primarily, but not solely, to the Business, Seller may, before delivering such Books and Records to Buyer, redact all information and data therefrom that relate to businesses of Seller or any of its Affiliates other than the Business;

            (xiv) Register and Store Safe Cash;

            (xv) all rights of Seller or any Company under any refunds, deposits (other than customer deposits), claims, causes of action, rights of set off and rights of recoupment, in each case to the extent solely related to the Business (except to the extent that any claims, causes of action or rights of set off are specifically related to any Excluded Liability);

            (xvi) the Company Software (including intellectual property rights related thereto) and all databases and compilations, including any and all data and collections of data, whether machine readable or otherwise listed on Exhibit J, and all telephone numbers, domain names and URL addresses, in each case solely related to the Business or the Assets, including those listed on Exhibit J;

            (xvii) the Account Information to the extent that a transfer of such information does not violate any contractual obligation, violate any Requirement of Law or cause Seller or any of the Companies to become a "consumer reporting agency" as defined in the Federal Fair Credit Reporting Act; provided, however, that no Account Information shall be conveyed to Buyer or any of its Affiliates pursuant hereto in the event that Buyer has not fully complied with Section 7.9 at or prior to Closing;

            (xviii) all prepaid expenses (including prepaid advertising expenses) and goodwill, in each case, to the extent solely related to the Business; and

            (xix) all other assets (other than Excluded Assets) of the nature of the assets reflected on the Year-End Seller Balance Sheet that are exclusively used in the Business.

            (b) Excluded Assets. Seller and its Affiliates are not selling, and Buyer is not purchasing, any property or assets not described in Section 2.1(a) (the "Excluded Assets"). Without limiting the generality of the foregoing, the following property and assets of Seller and its Affiliates constitute Excluded Assets, notwithstanding anything to the contrary provided in Section 2.1(a):

            (i) cash (except as provided in Section 2.1(a)(xiv)), and receivables from third-party credit card or debit card sales transactions on or before the Cut-Off Date (regardless of when posted); proceeds from checks and bank drafts accepted on or before the Cut-Off Date (regardless of when cleared); payments (including by check or bank draft, regardless of when cleared) on "Accounts" and "Account Receivables" (as each such term is defined the Program Agreement) received by Seller or any of the Companies on or before the Cut-Off Date; amounts in bank accounts and certificates of deposit, together with all other cash equivalents, securities (whether or not marketable) and investments;

            (ii) all Employment Agreements other than those listed in Schedule 8.3(b);

            (iii) all unpaid accounts, notes and other miscellaneous receivables in favor of Seller or any of the Companies with respect to the Business, together with all collateral security therefor;

            (iv) all rights of Seller or any Company under any letters of credit, guaranties, performance or surety bonds or cash collateral posted by Seller or any of the Companies and to any refunds (or credits) of Taxes to which Seller is entitled under Section 8.2 or otherwise with respect to Excluded Assets;

            (v) Seller's or any Company's rights under the contracts, guarantees, licenses, personal property leases, commitments and other agreements, warranties and purchase orders listed on Exhibit K; Seller's or any Company's rights under the contracts, guarantees, licenses, personal property leases, commitments and other agreements, warranties and purchase orders that relate both to the Business and any other business of Seller, any Company or any Affiliate of Seller or any Company; and, except for Real Estate Agreements and the Leasehold Interests, each other contract, guarantee, license, personal property lease, commitment and other agreement, warranty or purchase order that is not assignable without the consent, approval or waiver of a third party and with respect to which one or more necessary third-party consents, approvals or waivers shall not have been received;

            (vi) Seller's or any Company's rights under any policies of insurance purchased by Seller or any of the Companies, or any benefits, proceeds or premium refunds payable or paid thereunder or with respect thereto (except as provided in Section 8.4);

            (vii) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, Tax Returns and other Tax records, seals, minute books, stock transfer books and similar documents of Seller or any Company;

            (viii) the rights of Seller or any Company under this Agreement or any other agreement between Seller or any Company and Buyer entered into on or after the date of this Agreement in accordance with the terms hereof;

            (ix) all websites, website content and web images and all computer software related thereto (including intellectual property rights related thereto), except computer software listed on Exhibit J, and all books and records related thereto;

            (x) the Governmental Permits that are not transferable without the consent of a Governmental Body and with respect to which the required consent is not obtained;

            (xi) the real estate listed on Exhibit L;

            (xii) any trademark or service mark that uses in whole or in part any of the items set forth on Exhibit H or any derivative or diminutive form of expansion thereof, whether or not stylized, and any trade dress that is used by Seller, any Company or any Affiliate of Seller or any Company in any business other than the Business;

            (xiii) all assets related to any accounting, computer hardware (not located on the Real Estate), legal, human resource, payroll, treasury, insurance, transportation, tax or other general and administrative services supplied by Seller or any Company unless such services are supplied on the Real Estate and relate solely to the Business;

            (xiv) the personal property and other assets listed on Exhibit M;

            (xv) all information regarding customers of the Business that is not Account Information and that is not required to be provided to Buyer pursuant to Section 2.1(a)(xii);

            (xvi) all intercompany accounts among Seller and its Affiliates relating to the Business, which accounts are subject to Section 7.6;

            (xvii) all equity interests of any subsidiaries of Seller;

            (xviii) all assets relating primarily to the operation of Club Libby Lu stores or departments; and

            (xix) the Excluded Account Information.

            Section 2.2 Unassignable Contracts. (a) Notwithstanding anything to the contrary stated in this Agreement, if (i) any Contract, Warranty or Purchase Order is not capable of being sold, assigned, transferred or conveyed in the absence of the approval, consent or waiver of any other Person without conflicting with, violating, constituting a default under or breaching such Contract, Warranty or Purchase Order, and (ii) all necessary approvals, consents and waivers of all parties to such Contract, Warranty or Purchase Order have not been obtained at or prior to the Closing, then Buyer shall assume the obligations and liabilities of Seller and the Companies under such Contract, Warranty or Purchase Order (each, an "Unassigned Contract") (but not such Unassigned Contract itself), and the claims, rights and benefits of Seller or any of the Companies arising under such Unassigned Contract or resulting therefrom after the Cut-Off Date (but not such Unassigned Contract itself) shall (to the maximum extent permitted by Requirements of Law or any applicable agreement) be included in the Assets transferred to Buyer hereunder (and any such payments or other benefits received by Seller or any of the Companies therefrom after the Cut-Off Date shall immediately be transferred by Seller or any such Company to Buyer), and at the request of Buyer, Seller and the Companies shall, following the Closing, use all commercially reasonable efforts to obtain, and to assist Buyer in attempting to obtain, the necessary approvals, consents and waivers (provided that Seller and its Affiliates shall not be required to make any payments or offer or grant any accommodation (financial or otherwise) to any third party to obtain any approval, consent or waiver except to the extent Buyer agrees to reimburse Seller for any such payment made by Seller at the request of Buyer), and shall promptly execute all documents necessary to complete the transfer of such Unassigned Contract to Buyer if such approvals, consents and waivers are obtained.

            (b) Following the Effective Time, (i) Seller and the Companies shall use commercially reasonable efforts, at the request of Buyer and at the expense and for the account of Buyer, to take actions that are necessary to allow Buyer to exercise any right of Seller or any of the Companies arising from any Unassigned Contract (including the right to elect to terminate such Unassigned Contract in accordance with the terms thereof) and (ii) neither Seller nor any of the Companies shall take any action under any Unassigned Contract that would reasonably be expected to limit, restrict or terminate in any material respect the benefits to Buyer of such Unassigned Contract unless, in good faith and after consultation with and prior written notice to Buyer, Seller or any of the Companies is (A) ordered orally or in writing to do so by a Governmental Body of competent jurisdiction or (B) otherwise required to do so by Requirements of Law; provided, however, that if any such order is appealable, Seller or the Companies shall, at Buyer's cost and expense, take such actions as are reasonably requested by Buyer to file and pursue such appeal and to obtain a stay of such order; provided further that Seller and its Affiliates shall not be required to make any payments or offer or grant any accommodation (financial or otherwise) to any third party with respect to clause (i) or (ii) of this Section 2.2(b) except to the extent Buyer agrees to reimburse Seller for any such payment made by Seller at the request of Buyer.

            Section 2.3 Assumption of Liabilities.

            (a) Generally. On the terms and subject to the conditions of this Agreement, at the Closing, Buyer shall assume, and hereby agrees to pay, perform and observe fully and timely, effective as of the Effective Time, all liabilities and obligations, known or unknown, asserted or unasserted, absolute or contingent, of Seller and the Companies to the extent solely relating to or solely arising out of the Business or the Assets, whether arising before, on or after the Cut-Off Date other than liabilities or obligations constituting Excluded Liabilities (collectively, the liabilities and obligations so assumed being referred to as the "Assumed Liabilities"). To the extent that Seller or any of its Affiliates pays any Assumed Liability following the Cut-Off Date in the ordinary course of business, Buyer shall reimburse Seller for any amount so paid immediately upon demand; provided that if any such payment is not made in the ordinary course, Buyer shall reimburse Seller for such amount when such payment would have been made if such payment had been made in the ordinary course. To the extent that Buyer pays any Excluded Liability from and after the Cut-Off Date in the ordinary course of business, Seller shall reimburse Buyer for any amount so paid immediately upon demand; provided that if any such payment is not made in the ordinary course, Seller shall reimburse Buyer for such amount when such payment would have been made if such payment had been made in the ordinary course. Without limiting the generality of the foregoing, the following liabilities constitute Assumed Liabilities:

            (i) all liabilities and obligations of Seller or any of the Companies under or in respect of the Real Estate, Real Estate Agreements, Leasehold Interests, Equipment, Inventory, Contracts, Warranties and Purchase Orders;

            (ii) all accrued expenses of Seller or any of the Companies to the extent solely related to the Business;

            (iii) [intentionally omitted];

            (iv) all liabilities and obligations with respect to Transferred Employees, Business Plans or other employee benefit policies and practices of Seller listed in Schedule 5.15(e), in each case, to the extent that such liabilities and obligations are assumed by Buyer pursuant to Section 8.3;

            (v) all payment obligations relating to compensation and commissions that have been earned but have not been paid as of the Effective Time to Transferred Employees;

            (vi) all liabilities and obligations arising from litigation, arbitration, administrative or other proceedings, pending or threatened against Seller or any Company to the extent solely related to the Business or the Assets (other than workers' compensation liabilities and obligations, which shall be governed by Section 8.3(k), liabilities and obligations described in Section 2.3(b)(v) or 2.3(b)(x) and any matters listed on Schedule 2.3(b)(xi)), and all performance obligations under any product recall or any non-financial settlement obligation to the extent solely related to the Business;

            (vii) all liabilities and obligations arising from all gift certificate, gift card, merchandise voucher, coupon, refund or other loyalty, frequent shopper or similar program (collectively, the "Seller Gift Programs") reward redemptions submitted by customers of the Business for gift certificates, gift cards, merchandise vouchers, coupons, refunds or other loyalty, frequent shopper or similar program rewards purchased, issued or earned in connection with the Business on or prior to the Cut-Off Date;

            (viii) all liabilities and obligations arising from all return policies for merchandise purchased in connection with the Business (the "Seller Return Policies") to the extent assumed by Buyer pursuant to
      Section 8.7;

            (ix) any claims (including product-liability and infringement claims) relating to goods sold or services provided by the Business before, on or after the Cut-Off Date (other than claims described in Section 2.3(b)(x) and 2.3(b)(xi));

            (x) any claims (other than claims under Business Plans, which shall be governed by Section 8.3, and workers' compensation claims, which shall be governed by Section 8.3(k)) asserted by Business Employees or by dependents of such Business Employees, for acts or omissions occurring on or before the Cut-Off Date;

            (xi) all liabilities and obligations relating to the ownership or condition of the tangible Assets (including environmental conditions) before, on or after the Cut-Off Date;

            (xii) all liabilities and obligations of Seller or its Affiliates (including the Companies) to pay or perform any obligation or liability
      (A) pursuant to any guaranty or obligation or lien, security interest or other encumbrance on, or in respect of, any collateral of Seller or any Company (other than the Assets) to ensure performance given or made by Seller or any such Company to the extent solely related to the Business (including pursuant to a letter of credit or surety bond), or (B) that otherwise arises as a matter of law or contract to the extent solely related to the Business, but in no event shall the provisions of this subsection include any obligation to repay any borrowed money; and

            (xiii) all liabilities and obligations with respect to Taxes for which Buyer is liable under Section 8.2.

            (b) Excluded Liabilities. Notwithstanding anything to the contrary provided in Section 2.3(a), Assumed Liabilities shall not include, and in no event will Buyer assume, agree to pay, discharge or satisfy any liability or obligation under this Agreement or otherwise, or have any responsibility for, the following liabilities and obligations of Seller or the Companies (the "Excluded Liabilities"):

            (i) any liability or obligation for money borrowed (it being understood that the liabilities and obligations under any capital lease set forth in Schedule 5.13 is an Assumed Liability);

            (ii) any liability or obligation with respect to Taxes for which Seller is liable under Section 8.2;

            (iii) any liability or obligation for costs and expenses (other than Transfer Taxes and as set forth in Section 8.6 or as otherwise expressly set forth in this Agreement) in connection with the negotiation and execution of this Agreement or the consummation of the transactions contemplated hereby;

            (iv) any liability or obligation of Seller under this Agreement or under any other agreement between Seller or any of its Affiliates, on the one hand, and Buyer or any of its Affiliates, on the other hand, entered into on or after the date of this Agreement in accordance with the terms hereof;

            (v) any liability or obligation relating to any Business Plan, Employment Agreement or other employee benefit policies and practices of Seller listed in Schedule 5.15(e), in each case, to the extent such liabilities and obligations are not expressly assumed by Buyer pursuant to
      Section 8.3;

            (vi) all payment obligations relating to bonuses of employees of the Business that have been earned but have not been paid as of the Effective Time;

            (vii) all intercompany accounts among Sellers and its Affiliates relating to the Business, which accounts are subject to Section 7.6;

            (viii) any liability or obligation to the extent related to the Excluded Assets (except as provided in Section 2.2 or 2.4) or any other assets not transferred to and not purchased by Buyer relating to the Business (other than such liabilities and obligations assumed by Buyer pursuant to Section 2.3(a)(iii)), provided that this clause shall not affect any obligation of Buyer under the Transition Services Agreement, Club Libby Lu Licensed Departments Agreement or Private Brands Agreement;

            (ix) any liability or obligation relating to, resulting from or arising out of any former operations or properties of Seller or any of the Companies that have been discontinued or disposed of prior to the Cut-Off Date;

            (x) any liability or obligation with respect to any claim arising out of an occurrence on or prior to the Cut-Off Date for which Seller or any of the Companies is insured under the commercial general liability policy covering the Business or the Assets (without regard to any deductible or self-insured amount), as in effect as of the date of this Agreement (whether or not Seller actually recovers any insurance proceeds with respect to such claim);

            (xi) any liability or obligation relating to the matters set forth on Schedule 2.3(b)(xi) (subject to any limitations set forth in such schedule), including Seller's costs associated with defending and managing such matters (including attorneys' fees and costs of investigation); and

            (xii) all unpaid accounts payable of Seller or any of the Companies, subject to Section 2.5.

            Seller shall, or shall cause the Companies to, pay, perform and fully observe all Excluded Liabilities.

            Section 2.4 Leased Department Agreements and Equipment Lease Agreements. (a) Exhibit R sets forth each leased department agreement relating both to the Business and to other businesses of Seller and its Affiliates. The parties agree to use commercially reasonable efforts to enter into new leased department agreements with the parties identified in Exhibit R that relate exclusively to each party's own stores. If such new leased department agreements are not in effect as of the Effective Time, the parties agree that, to the maximum extent permitted by Requirements of Law or any applicable leased department agreement, each party shall be solely responsible for all obligations and liabilities, and shall receive all claims, benefits and rights, under each such leased department agreement to the extent related to stores operated by such party. Each party agrees to use commercially reasonable efforts to effect the foregoing.

            (b) Exhibit S sets forth equipment lease agreements relating both to the Business and to other businesses of Seller and its Affiliates. The parties agree to use commercially reasonable efforts to obtain the necessary approvals, consents and waivers to assign to Buyer that portion of the equipment lease agreements (and any applicable schedules thereto) that relate exclusively to the stores included in the Assets; provided, however, that Seller and its Affiliates shall not be required to make any payments or offer or grant any accommodation (financial or otherwise) to any third party to obtain any approval, consent or waiver except to the extent Buyer agrees to reimburse Seller for any such payment made by Seller at the request of Buyer. If, prior to the Closing, all necessary approvals, consents and waivers are not obtained with respect to any equipment lease agreement, then (to the maximum extent permitted by Requirements of Law or any applicable equipment lease agreement) to the extent related to the stores included in the Assets, Buyer shall assume the obligations and liabilities of Seller and the Companies under such equipment lease agreement after the Cut-Off Date (but not such equipment lease agreement itself), and Buyer shall receive the claims, rights and benefits of Seller or any of the Companies arising under such equipment lease agreement or resulting therefrom after the Cut-Off Date (but not such equipment lease agreement itself).

            Section 2.5 Accounts Payable. Promptly following the Closing, Seller shall deliver to Buyer a schedule (the "Cut-Off Date AP Schedule") that sets forth Seller's good faith estimate of the allocated accounts payable of the Business as of the close of business on the Cut-Off Date, calculated using the same methods used to prepare such line items in the Reference Working Capital Statement. Buyer shall pay Seller the amounts set forth in the Cut-Off Date AP
Schedule in accordance with Exhibit 2.5. The Cut-Off Date Working Capital Statement and Final Working Capital shall include and reflect the allocated accounts payable of the Business set forth in the Cut-Off Date AP Schedule.

                                  ARTICLE III
                                 PURCHASE PRICE

Section 3.1 Purchase Price. The purchase price for the Assets shall be equal to $622,000,000 (six hundred twenty-two million dollars) (the "Purchase Price"), subject to adjustment in accordance with Section 3.2. The Purchase Price shall be paid by Buyer pursuant to Section 4.2. To compensate Seller for the Closing occurring after the Cut-Off Date, Buyer shall pay Seller at Closing an additional amount (the "Closing Date Interest") equal to interest on the Purchase Price, calculated on the basis of the number of days (excluding the Closing Date) by which the Closing follows the Cut-Off Date at an annual rate equal to the three-month LIBOR rate in effect as of the Closing Date.

            Section 3.2 Adjustment of Purchase Price.

            (a) Within 45 days after the Closing Date, Seller shall prepare and deliver to Buyer a statement (the "Cut-Off Date Working Capital Statement") setting forth Working Capital as of the close of business on the Cut-Off Date (the determination of Working Capital, as it may be adjusted under this Section
3.2 in the event of a Notice of Disagreement, is referred to as "Final Working Capital"). Buyer shall reasonably assist Seller and its representatives in the preparation of the Cut-Off Date Working Capital Statement and shall provide Seller and its representatives reasonable access at all reasonable times to the personnel, properties, books and records of Buyer and its Affiliates for such purpose.

            (b) The Cut-Off Date Working Capital Statement shall become final and binding upon the parties on the 30th day following receipt thereof by Buyer unless Buyer gives written notice of its disagreement ("Notice of Disagreement") to Seller before such date. A Notice of Disagreement pursuant to this Section 3.2(b) may be submitted only if, assuming all of Buyer's assertions therein were sustained, an adjustment to the Purchase Price would be required under Section 3.2(f), and the Notice of Disagreement must set forth Buyer's determination of Final Working Capital and specify in reasonable detail the nature of any disagreement with Seller's determination. The only disagreements that may be set forth in the Notice of Disagreement pursuant to this Section 3.2(b) are those that relate to (x) any claimed inconsistencies between the principles used in the preparation of the Cut-Off Date Working Capital Statement and the principles used in the preparation of the Reference Working Capital Statement, (y) disputes regarding the results of the inventory tabulation performed, or the Inventory Schedule prepared, pursuant to Section 3.2(h) or (z) errors in mathematical computation. Notwithstanding anything to the contrary in this Section 3.2, no disagreement set forth in the Notice of Disagreement may relate to the principles used in the preparation of the Cut-Off Date Working Capital Statement, so long as those principles are consistently applied with the Reference Working Capital Statement. If a valid Notice of Disagreement is received by Seller in a timely manner, then the Cut-Off Date Working Capital Statement and the Final Working Capital (as finally determined in accordance with clause (i) or (ii) below) shall become final and binding upon the parties on the earlier of (i) the date the parties resolve in writing any differences they have with respect to all matters specified in the Notice of Disagreement and (ii) the date any disputed matters are finally resolved in writing by the Arbitrator.

            (c) During the 30-day period following the delivery of a Notice of Disagreement, Seller and Buyer shall seek in good faith to resolve in writing any differences that they may have with respect to any matter specified in the Notice of Disagreement. If, at the end of such 30-day period, Seller and Buyer have not reached agreement on all such matters, then the matters that remain in dispute shall be promptly submitted to an arbitrator (the "Arbitrator") for review and resolution. The Arbitrator shall be a nationally recognized independent public accounting firm as shall be agreed upon by the parties in writing, provided that the Arbitrator will not be an accounting firm used by either Seller or Buyer for audit or valuation purposes. The procedures for the arbitration shall be determined by the Arbitrator. The Arbitrator shall render a decision resolving the matters in dispute within 30 days following completion of the submissions to the Arbitrator. Any item not specifically referred to in the Notice of Disagreement shall be deemed final and binding on Buyer and Seller in the manner set forth in the Cut-Off Date Working Capital Statement. The Arbitrator shall determine Final Working Capital based solely on presentations made by Seller and Buyer (and not by independent review).

            (d) The Non-Prevailing Party in any arbitration before the Arbitrator shall pay its own expenses incurred with respect to the arbitration and shall pay a percentage of (i) the fees and expenses of the Arbitrator plus
(ii) the reasonable out-of-pocket expenses (including reasonable attorneys' fees) of the other party incurred with respect to the arbitration, which percentage shall be calculated by dividing (A) an amount equal to the difference between the Non-Prevailing Party's determination of Final Working Capital, as submitted to the Arbitrator, and the Arbitrator's determination of Final Working Capital by (B) an amount equal to the difference between the parties' respective determinations of Final Working Capital, as submitted to the Arbitrator. The other party shall pay the remainder of the fees and expenses of the Arbitrator and its own expenses not required to be paid by the Non-Prevailing Party hereunder. A party is the "Non-Prevailing Party" if the Arbitrator's determination of Final Working Capital is closer to the other party's determination of Final Working Capital, as submitted to the Arbitrator, than it is to that party's determination of Final Working Capital, as submitted to the Arbitrator. In resolving any matter specified in the Notice of Disagreement, the Arbitrator shall not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party.

            (e) For purposes of this Agreement, "Reference Working Capital" means $125,274,416, and "Adjustment Amount" means $8,800,000.

            (f) If Final Working Capital exceeds the Reference Working Capital, the Purchase Price shall be increased by the sum of (i) the amount by which Final Working Capital exceeds the Reference Working Capital and (ii) the Adjustment Amount. If the Reference Working Capital exceeds Final Working Capital by less than the Adjustment Amount, the Purchase Price shall be increased by the difference between (A) the Adjustment Amount and (B) the amount by which the Reference Working Capital exceeds Final Working Capital. If the Reference Working Capital exceeds Final Working Capital by more than the Adjustment Amount, the Purchase Price shall be reduced by the difference between
(x) the amount by which the Reference Working Capital exceeds Final Working Capital and (y) the Adjustment Amount. The Purchase Price, as increased or decreased by the adjustment provided for in this Section 3.2(f), is referred to as the "Adjusted Purchase Price." If the Purchase Price is less than the Adjusted Purchase Price, Buyer shall, and if the Purchase Price is more than the Adjusted Purchase Price, Seller shall, within five business days after the Cut-Off Date Working Capital Statement becomes final and binding on the parties, make payment to the other party of the amount of such difference, together with interest thereon at an annual rate equal to the three-month LIBOR rate in effect as of the Closing Date, calculated on the basis of the number of days elapsed from the Cut-Off Date through but excluding the payment date.

            (g) The term "Working Capital" means (i) the sum of Inventory (as determined pursuant to Section 3.2(h)) (less any markdown reserve) and prepaid assets of the Business, less (ii) allocated accounts payable set forth in the Cut-Off Date AP Schedule and actual accrued expenses of the Business, calculated on the same basis as reflected in the relevant line items on the Reference Working Capital Statement. Without limiting the generality of the foregoing, the computation of Working Capital will be done in a manner consistent with methods used in the preparation of the Reference Working Capital Statement, and the governing principle will be that the adjustment contemplated by this Section 3.2 can be appropriately measured only when the Reference Working Capital and the Final Working Capital are computed on the same basis, using the same principles and methodologies. Working Capital shall not include any Excluded Assets or Excluded Liabilities (including any liability or obligation with respect to Taxes).

            (h) As soon as reasonably practicable after the date hereof, Seller will engage Regis or such other third party service provider that shall be mutually agreed upon by Buyer and Seller (the "Inventory Firm") to perform a scanned physical inventory between June 23 and June 29, 2005, or on such other dates as may be mutually agreed upon by Buyer and Seller, to determine the quantity of Inventory located on the Real Estate. Such inventory shall be taken in accordance with Seller's typical inventory procedures. The cost of taking the inventory shall be shared equally between Buyer and Seller, and such cost shall include only the fees and expenses incurred by the Inventory Firm in connection with the taking of the inventory and the cost of supplies utilized in the inventory. At its sole expense, each party may have a reasonable number of representatives present to observe the taking of such inventory and may verify the inventory tabulation as conducted. Immediately upon completion of the inventory tabulation, Seller shall furnish Buyer with a copy of the physical inventory data. Promptly following the completion of the inventory tabulation, Seller shall prepare a schedule (the "Inventory Schedule") that contains a roll forward of the physical inventory data to the Cut-Off Date, using Seller's standard procedures for rolling forward physical inventory data, and promptly following the completion of the Inventory Schedule, Seller shall deliver to Buyer a copy of the Inventory Schedule. In the event that there is any dispute regarding the Inventory Schedule prepared pursuant to this Section 3.2(h), such dispute shall be resolved in connection with the determination of Final Working Capital, as set forth in Sections 3.2(b) - 3.2(d).

            Section 3.3 Allocation of Purchase Price; Transfer Tax Valuation.
(a) Within 60 days following the Closing Date, Seller and Buyer shall negotiate and draft a schedule (the "Allocation Schedule") allocating the Purchase Price (increased to take into account the Assumed Liabilities) among the Assets. The Allocation Schedule shall be reasonable and shall be prepared in accordance with
Section 1060 of the Code and the regulations thereunder. Seller and Buyer each agrees that promptly upon receiving such Allocation Schedule it shall return an executed copy thereof to the other party. Seller and Buyer each agrees to file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with the Allocation Schedule. Seller and Buyer each agrees to provide the other promptly with any other information required to complete Form 8594.

            (b) Prior to the Closing Date, Seller and Buyer shall jointly agree on the valuation of the Real Estate, Real Estate Agreements and other Assets to the extent that valuations are needed for purposes of determining the amount of Transfer Taxes. If a party disagrees with respect to a proposed valuation, the parties shall negotiate in good faith to resolve the issue. If they cannot resolve the issue prior to the Closing Date, it shall be resolved by an accounting or appraisal firm chosen by and mutually acceptable to both parties after Closing. If payment of a Transfer Tax is due prior to any such resolution, payment shall be made in accordance with Section 8.2(a)(iv) based on Buyer's reasonable valuation and, upon resolution, the party responsible for filing the Tax Return with respect to such Tax shall make such corrective filings with the appropriate Governmental Body and Buyer and Seller each shall pay 50% of any additional, and each shall be entitled to 50% of any refund of any, Transfer Tax resulting from such corrective filings.

            Section 3.4 Certain Assets. (a) Prior to the Closing, the parties shall use commercially reasonable efforts to obtain the necessary landlord consent to assign to Buyer the Lease Agreement listed in Exhibit T; provided, however, that (i) Seller and its Affiliates shall not be required to make any payments or offer or grant any accommodation (financial or otherwise) to any third party to obtain such landlord consent except to the extent Buyer agrees to reimburse Seller for any such payment made by Seller or any of its Affiliates at the request of Buyer, (ii) neither Seller nor any of its Affiliates shall be required to make any proposal or request to assign such Lease Agreement and (iii) no proposal or request to assign such Lease Agreement shall be made without the prior written consent of Seller. If, prior to the Closing, the necessary landlord consent with respect to such Lease Agreement has not been obtained, then (x) all assets of Seller or any of the Companies solely related to the store leased by Seller or any of the Companies pursuant to such Lease Agreement shall constitute Excluded Assets, (y) all assets and liabilities solely related to such store shall be excluded from the calculations of Reference Working Capital and Final Working Capital and (z) the Adjusted Purchase Price shall be reduced in the amount set forth on Exhibit T.

            (b) In the event that the necessary landlord consent with respect to the Lease Agreement listed on Exhibit T has not been obtained prior to the Closing but Seller obtains such landlord consent within 90 days following the Closing Date, Seller shall notify Buyer in writing. As promptly as practicable following the delivery of such notice, Buyer shall pay to Seller by wire transfer of immediately available funds an amount equal to the agreed value of the store with respect to which such notice relates, and Seller will, or will cause the Companies to, convey to Buyer such store and all assets of Seller or any of the Companies solely related to such store.

            Section 3.5 Certain Rights of First Refusal. If Buyer shall not have secured to its satisfaction the unconditional release and waiver of the rights of first refusal on the sale of the stores listed in Exhibit U from the respective holders of such rights on or before Closing, then, at Buyer's request, Seller, the Companies and Buyer shall promptly cooperate to comply with the applicable provisions of the applicable right of first refusal (including entering into separate purchase and sale agreements for the Real Estate for each such store that is the subject of such right of first refusal and excluding such Real Estate (but only to the extent the same is subject to the right of first refusal in question and without effect on the other Assets) from the terms of this Agreement), including providing the holder of such right or option with such other sufficient information and documentation to exercise such right. The separate purchase price for the stores listed in Exhibit U for such purposes shall be as set forth in Exhibit U. The Purchase Price under this Agreement shall not be reduced by such amounts and shall be payable in full as otherwise provided in this Agreement whether or not any such holder exercises any such right or the closing on or conveyance of any of such stores occurs. However, if the Closing under this Agreement occurs, Buyer shall be entitled to receive all proceeds payable under each such separate agreement, whether the closing thereunder occurs prior to, concurrent with or subsequent to the Closing under this Agreement, whether payable by the holder of such right or by Buyer if such holder does not exercise such right, provided that the proceeds shall not be payable prior to Closing. If any such right is not exercised, then the store that was the subject of such right shall be conveyed to Buyer pursuant to this Agreement or the applicable separate agreement, as the case may be.

                                   ARTICLE IV
                                     CLOSING

            Section 4.1 Closing Date. The Closing shall be held at the offices of Sidley Austin Brown & Wood LLP, 10 South Dearborn Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time on July 5, 2005 (or, if the conditions set forth in Articles IX and X have not been satisfied or waived, other than those conditions that are intended to be satisfied at the Closing, by the appropriate party by such date, subject to the provisions of Article XII, at 10:00 a.m. Chicago time on the first Monday that is a business day to occur following the date on which all of the conditions to Closing set forth in Articles IX and X shall have been so satisfied or waived, other than those conditions that are intended to be satisfied at the Closing), or at such other place, time and day as shall be agreed upon by Buyer and Seller. The date on which the Closing is actually held is referred to herein as the "Closing Date," although the transfer of Assets and the assumption of the Assumed Liabilities shall be effective as of 11:59 p.m. Chicago time (the "Effective Time") on the Saturday immediately preceding the Closing Date (the "Cut-Off Date"). Section 4.2 Payment on the Closing Date. Subject to fulfillment or waiver (where permissible) of the conditions set forth in Articles IX and X, at the Closing Buyer shall pay Seller an amount equal to the Purchase Price by wire transfer of immediately available funds to the bank account or accounts specified by Seller at least three business days prior to Closing.

            Section 4.3 Buyer's Additional Closing Date Deliveries. Subject to fulfillment or waiver (where permissible) of the conditions set forth in Articles IX and X, at the Closing Buyer shall deliver to Seller all of the following:

            (a) certificate of the secretary or an assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, as to (i) no amendments to the certificate of incorporation of Buyer since a specified date; (ii) the bylaws of Buyer; (iii) the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement, the Buyer Ancillary Agreements and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of Buyer executing this Agreement or any Buyer Ancillary Agreement;

            (b) the certificate contemplated by Section 9.5, duly executed by a duly authorized officer of Buyer;

            (c) the Club Libby Lu Licensed Departments Agreement, the Private Brands Agreement and the Transition Services Agreement, in each case duly executed on behalf of Buyer;

            (d) the Bill of Sale, Assignment and Assumption Agreement and the Assignment and Assumption Agreement (Real Estate) (which shall be modified to conform to the particular requirements of the jurisdictions in which the Real Estate is located), in each case duly executed on behalf of Buyer; and

            (e) any real estate transfer Tax declarations required to be executed or filed in connection with the transfer of the Real Estate.

            Section 4.4 Seller's Closing Date Deliveries. Subject to fulfillment or waiver (where permissible) of the conditions set forth in Articles IX and X, at the Closing Seller shall deliver to Buyer all of the following:

            (a) certificate of the secretary or an assistant secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the amended and restated charter of Seller since a specified date; (ii) the amended and restated bylaws of Seller; (iii) the resolutions of the Board of Directors of Seller authorizing the execution and performance of this Agreement, the Seller Ancillary Agreements and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of Seller executing this Agreement or any Seller Ancillary Agreement;

            (b) certificates of the secretary or an assistant secretary of each Company, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the amended and restated charter of such Company since a specified date; (ii) the amended and restated bylaws of such Company; (iii) the resolutions of the Board of Directors of such Company authorizing the execution and performance of the Company Ancillary Agreements to which such Company is a party and the transactions contemplated thereby; and
(iv) incumbency and signatures of the officers of such Company executing any Company Ancillary Agreement to which such Company is a party;

            (c) the certificate contemplated by Section 10.5, duly executed by a duly authorized officer of Seller;

            (d) the Club Libby Lu Licensed Departments Agreement, the Private Brands Agreement and the Transition Services Agreement, in each case duly executed on behalf of Seller;

            (e) the Bill of Sale, Assignment and Assumption Agreement, Grant Deeds (with respect to the Owned Real Estate and which shall be modified to conform to the particular requirements of the jurisdictions in which the Owned Real Estate is located) and the Assignment and Assumption Agreement (Real Estate) (which shall be modified to conform to the particular requirements of the jurisdictions in which the Real Estate is located), in each case duly executed on behalf of Seller or one or more of the Companies;

            (f) any other assignments and endorsements, without recourse or representation (other than as set forth herein), that may be reasonably necessary to transfer the Assets to Buyer in proper form and suitable for filing with the appropriate Governmental Body;

            (g) any real estate transfer Tax declarations required to be executed or filed in connection with the transfer of the Real Estate; and

            (h) an affidavit, substantially in the form of Exhibit V made under penalties of perjury and duly executed by Seller and each of the Companies that provides Seller's and each Company's United States taxpayer identification number and states that Seller is not a foreign person for purposes of Section 1445 of the Code.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

            As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer as follows (it being understood that, except with respect to Section 5.23, Seller makes no representation or warranty with respect to any Excluded Assets):

            Section 5.1 Organization of Seller; Power and Authority of Seller; Ownership of the Companies. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. All of the issued and outstanding equity interests of each Company are held of record and beneficially owned directly or indirectly by Seller. Seller is duly qualified to transact business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities, in each case in respect of the Business, makes such qualifications necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Seller has the corporate power and authority to own or lease and operate its assets with respect to the Business and to carry on the Business in the manner that it was conducted immediately prior to the date of this Agreement.

            Section 5.2 Organization of the Companies; Power and Authority of the Companies. Each of the Companies is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Each of the Companies is duly qualified to transact business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities, in each case in respect of the Business, makes such qualifications necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Companies has the corporate or other organizational power and authority to own or lease and operate its assets and to carry on the Business in the manner that it was conducted immediately prior to the date of this Agreement.

            Section 5.3 Authority of Seller; Conflicts. (a) Seller has all requisite corporate power to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller (no stockholder approval being required), and each of the Seller Ancillary Agreements has been duly authorized by Seller. This Agreement has been duly executed and delivered by Seller and (assuming the valid authorization, execution and delivery of this Agreement by Buyer and the validity and binding effect of this Agreement on Buyer) constitutes the valid and binding obligation of Seller enforceable against Seller in accordance with its terms, and each of the Seller Ancillary Agreements, upon execution and delivery by Seller will be (assuming the valid authorization, execution and delivery by Buyer, where Buyer is a party, and any other party or parties thereto) a legal, valid and binding obligation of Seller enforceable in accordance with its terms, subject, in the case of this Agreement and each of the Seller Ancillary Agreements, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

            (b) Subject to Section 5.8(d) and except as set forth in Schedule 5.3, the execution and delivery of this Agreement or any of the Seller Ancillary Agreements by Seller, the consummation of any of the transactions contemplated hereby or thereby by Seller or compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by Seller will not:

            (i) assuming the receipt of all necessary consents and approvals and the filing of all necessary documents as described in Section 5.3(b)(ii), result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Assets, under (1) the charter, bylaws or similar organizational documents of Seller or the Companies, (2) any Business Agreement, (3) any Court Order to which Seller or the Companies is a party or by which Seller or any of the Companies is bound or (4) any Requirements of Law affecting Seller or the Companies, other than, in the case of clauses (2), (3) and
      (4) above, any such breaches, defaults, rights, loss of rights or Encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not prevent the consummation of any of the transactions contemplated hereby, or

            (ii) require the approval, consent, authorization or act of, or the making by Seller or the Companies of any declaration, filing or registration with, any Governmental Body, except (1) in connection, or in compliance, with the provisions of the HSR Act, (2) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby,
      (3) applicable requirements, if any, of the New York Stock Exchange, (4) such consents, approvals, filings and notices as may be required under any Requirements of Law with respect to environmental matters pertaining to any notification, disclosure or required approval triggered by the transactions contemplated by this Agreement, (5) such filings as may be required in connection with the Taxes described in Section 8.2(a)(iv), and
      (6) such approvals, consents, authorizations, declarations, filings or registrations the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would not prevent the consummation of any of the transactions contemplated hereby.

            No representation or warranty is made as to whether any new governmental approvals, consents, licenses, permits, orders, authorizations, declarations, filings or registrations will be required as a result of the sale of the Assets to Buyer in order for Buyer to continue to conduct the Business and operate the Assets following the Cut-Off Date in the manner in which the Business was conducted and the Assets were operated on or before the Cut-Off Date.

            Section 5.4 Financial Statements. Schedule 5.4 contains the unaudited balance sheet of the Business as of January 29, 2005 (the "Year-End Seller Balance Sheet") and the unaudited statement of income of the Business for the fiscal year then ended (the "Financial Statements"). Except as expressly disclosed therein, the Financial Statements fairly present, in all material respects, the assets, liabilities and financial condition of the Business at January 29, 2005 and the results of operations of the Business for the period covered thereby, and have been prepared in accordance with GAAP on a basis consistent with the principles historically applied by Seller except that Excluded Assets and Excluded Liabilities are excluded from the Year-End Seller Balance Sheet. Except as set forth in Schedule 5.4, the Reference Working Capital

Statement has been prepared on a basis consistent with the principles used in the preparation of the Year-End Seller Balance Sheet.

            Section 5.5 Operations Since Financial Statements Date. Except as set forth in Schedule 5.5, since the Financial Statements Date, there has been no Material Adverse Effect. Except as set forth in Schedule 5.5, since the Financial Statements Date through the date of this Agreement, Seller and the Companies have conducted the Business only in the ordinary course substantially consistent with past practice. Without limiting the generality of the preceding sentence, except as set forth in Schedule 5.5, since the Financial Statements Date through the date of this Agreement, neither Seller nor any of the Companies has (in respect of the Business):

            (a) made any material change in the Business or its operations, except such changes as may be required to comply with any applicable Requirements of Law;

            (b) purchased or otherwise acquired any assets or made any capital expenditures, in each case that are material, individually or in the aggregate, to the Business as a whole (other than (i) purchases of inventory in the ordinary course of business consistent with past practice or (ii) capital expenditures in the ordinary course of business consistent with past practice or as contemplated by the fiscal 2005 capital budget set forth in Schedule 5.5 (the "2005 Seller Capital Budget");

            (c) transferred any material assets (other than cash) to any Affiliate other than a Company or Seller;

            (d) (i) granted to any Key Employee any increase in compensation or other benefits (including any retention agreements that involve payments by Buyer to any such Key Employee after the Closing) or granted to any employee of the Business any material increase in compensation or other benefit (including any retention agreements that involve payments by Buyer to any such employee after the Closing) except as may be required under existing agreements set forth in Schedule 5.5 or in the ordinary course of business consistent with past practice or (ii) designated any employee of the Business as a participant in the Severance Pay Plan pursuant to Section 2.A(ii) of the Severance Pay Plan;

            (e) acquired by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, any business or any corporation, partnership, association or other business organization or division thereof;

            (f) made any material change in the accounting methods or policies applied in the preparation of the Financial Statements, unless such change is required by GAAP;

            (g) sold or otherwise disposed of any assets that are material, either individually or in the aggregate, to the Business (other than sales of inventory in the ordinary course of business consistent with past practice);

            (h) materially adversely modified, amended or terminated any Business Agreement or taken any action or failed to take any action with respect thereto that would materially adversely affect Seller's or any Company's rights or obligations thereunder;

            (i) amended its articles of incorporation, by-laws or similar organizational documents;

            (j) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money with respect to the Business (other than money borrowed or advances from any of its Affiliates in the ordinary course of business) or granted any Encumbrance with respect to the Assets, in each case other than Permitted Encumbrances, Permitted Real Property Exceptions and Encumbrances imposed by the Credit Agreement;

            (k) waived or released any rights of any material value of or with respect to the Business;

            (l) suffered any damage, destruction, loss or casualty with a value in excess of $500,000 to property or assets of the Business; or

            (m) other than this Agreement, agreed to do any of the foregoing.

            Section 5.6 Taxes. Except as set forth in Schedule 5.6 or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) Seller and the Companies have, in respect of the Business and the Assets, filed all material Tax Returns required to have been filed on or before the date hereof; (ii) all Taxes due and payable in respect of the Business and the Assets have been timely paid; (iii) neither Seller nor any of the Companies has waived in writing any statute of limitations in respect of Taxes of Seller or any of the Companies relating to the Business and the Assets which waiver is currently in effect; (iv) the Tax Returns referred to in clause
(i) relating to federal and state income Taxes have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no material issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vi) all material deficiencies asserted in writing or material assessments made in writing as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full.

            Section 5.7 Governmental Permits. Except as set forth in Schedule 5.7, Seller and the Companies own, hold or possess all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body that are necessary to entitle them to own or lease, operate and use their assets in respect of the Business and to carry on and conduct the Business substantially as conducted immediately prior to the date of this Agreement (collectively, the "Governmental Permits"), except for such Governmental Permits as to which the failure to so own, hold or possess would not, individually on in the aggregate, reasonably be expected to have a Material Adverse Effect. Seller and each of the Companies has complied with all terms and conditions of the Governmental Permits, other than those instances of noncompliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            Section 5.8 Real Property.

            (a) Schedule 5.8(a) sets forth a complete and accurate list by property or project name, city and state of all Leased Real Estate and Owned Real Estate. Each of the entities identified in Schedule 5.8(a) owns good and marketable fee simple title to such Owned Real Estate, subject only to Permitted Real Property Exceptions.

            (b) Except as set forth in Schedule 5.8(b), to the Knowledge of Seller, (i) within the immediately preceding 12 month period, there have not been actual, threatened (in writing) or imminent changes in the zoning of any of the Real Estate or any part thereof materially and adversely affecting the current use, occupancy or value thereof and (ii) there is no pending or threatened (in writing) condemnation, expropriation, requisition (temporary or permanent) or similar proceeding with respect to any Real Estate or any part thereof, which would materially detract from the value of the Real Estate or materially impair the existing use thereof.

            (c) Except as set forth in Schedule 5.8(c), each tenant lease and other agreement for the use and occupancy by Seller or any of the Companies of the Leased Real Estate (collectively, the "Lease Agreements") and Real Estate Agreement pertaining to any Real Estate is in full force and effect, other than those Lease Agreements and Real Estate Agreements the failure of which to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither Seller nor any of the Companies is in, or to the Knowledge of Seller, is alleged to be in, breach or default under any Lease Agreement or Real Estate Agreement pertaining to any Real Estate other than those breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there is no event that, but for the passage of time or the giving of notice or both would constitute or result in any such breach or default, other than those breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Seller has made available to Buyer true, complete and correct copies in all material respects of any and all: (i) Lease Agreements (and all guaranties relating thereto) and (ii) Real Estate Agreements.

            (d) Notwithstanding anything to the contrary in this Agreement or in any certificate or instrument delivered pursuant hereto, no representation or warranty is made herein as to whether any consents, approvals, waivers, agreements or actions of, or (with or without lapse of time) notice to, third parties (including Governmental Bodies), or fulfillment of any conditions, are needed in connection with the direct or indirect transfer of any of the right, title or interest of Seller in the Real Estate, or the operation by Buyer of the Business or the Real Estate after the Effective Time.

            Section 5.9 Personal Property Leases. Schedule 5.9 contains as of the date of this Agreement a list of each material lease or other agreement or right relating solely to the Business under which Seller or any of the Companies is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third Person, except those which are terminable by Seller or any of the Companies without penalty on 90 days' or less notice or which provide for annual rental payments of less than $350,000.

            Section 5.10 Intellectual Property. (a) Schedule 5.10(a) contains a true and complete list of all Company Registered Intellectual Property and a true and complete list of all Company Software.

            (b) Except as disclosed in Schedule 5.10(b), or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Seller and the Companies own the entire right, title and interest in and to the Company Intellectual Property, free and clear of any Encumbrance (other than Permitted Encumbrances).

            (c) Except as disclosed in Schedule 5.10(c) or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) all patents and registrations for Company Registered Intellectual Property identified in Schedule 5.10(a) are in force, and all applications to patent or register any Company Registered Intellectual Property so identified are pending and in good standing, all without challenge of any kind; and (ii) Seller or one or more of the Companies has the right to bring actions for infringement or unauthorized use of the Company Intellectual Property.

            (d) Except as disclosed in Schedule 5.10(d), or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of Seller, since January 1, 2002, (i) no infringement or misappropriation by Seller or any of the Companies of any Intellectual Property or Software of any other Person has occurred or resulted in any way from the conduct of the Business and (ii) no written notice of a claim or any other overt threat of any infringement or misappropriation of any Intellectual Property of Software of any other Person has been made or asserted to Seller or any of the Companies in respect of the conduct of the Business as currently conducted. To the Knowledge of Seller, no Person has infringed or misappropriated, or is infringing or misappropriating, any Company Intellectual Property except for such infringement or misappropriation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (e) Except as disclosed in Schedule 5.10(e), no outstanding decree, order, judgment, agreement or stipulation or material proceedings are pending or, to the Knowledge of Seller, threatened against Seller or any of the Companies which (i) restrict in any manner the use, transfer or licensing of or
(ii) challenge the use, enforceability, validity or ownership of the Company Registered Intellectual Property.

            (f) Seller and each of the Companies has taken commercially reasonable steps to protect its Trade Secrets used in the Business and any Trade Secret or confidential information of third parties used in the Business.

            Section 5.11 Title to Property. Except for any leased equipment or tangible personal property and assets disposed of in the ordinary course of business, Seller or one or more of the Companies has valid title to each item of equipment and other tangible personal property included in the Assets, free and clear of all Encumbrances, except for Permitted Encumbrances.

            Section 5.12 No Violation, Litigation or Regulatory Action. Except as set forth in Schedule 5.12:

            (a) to the Knowledge of Seller, Seller and each of the Companies have complied with all applicable Requirements of Law and Court Orders in respect of the Business, other than (i) those instances of noncompliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) matters relating to Taxes or compliance with Environmental Laws or Environmental Permits, all representations with respect to which are the subject of Sections 5.6 and 5.16, respectively;

            (b) there are no lawsuits, claims, suits, proceedings or investigations pending (with respect to which Seller or any of the Companies has been served or notified) or, to the Knowledge of Seller, threatened against the Business or the Assets, including lawsuits, claims, suits, proceedings or investigations by or on behalf of any current or former employee or service provider of the Business which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

            (c) there is no action, suit or proceeding pending or, to the Knowledge of Seller, threatened that questions the legality of the transactions contemplated by this Agreement or any of the Seller Ancillary Agreements; and

            (d) there are no outstanding consent orders, unsatisfied judgments or decrees in respect of the Business or the Assets.

            Section 5.13 Contracts. Except as set forth in Schedule 5.13, as of the date of this Agreement, neither Seller nor any of the Companies is a party to or bound by any of the following written or oral agreements or contracts solely relating to the Business:

            (a) any Contract for the future purchase or sale of real property;

            (b) any Contract for the purchase by Seller or any of the Companies of services, supplies, components or equipment which involved the payment of more than $350,000 in the fiscal year ended January 29, 2005 or is reasonably expected to involve the payment of more than $350,000 in any fiscal year thereafter (other than contracts for the purchase of merchandise in the ordinary course);

            (c) any Contract for the sale by Seller or any of the Companies of any services or products of the Business which involved the payment of more than $350,000 in the fiscal year ended January 29, 2005 or is reasonably expected to involve the payment of more than $350,000 in any fiscal year thereafter;

            (d) any loan agreements, promissory notes, indentures, letters of comfort, letters of credit, bonds or other instruments involving indebtedness for borrowed money in an amount in excess of $350,000 or any guaranties of any such indebtedness;

            (e) any mortgage agreement, deed or trust, security agreement, purchase money agreement, conditional sales contract or capital lease created or assumed by, or permitted to be created by written instrument made or accepted by, Seller or any of the Companies other than (i) any purchase money agreement, conditional sales contract or capital lease evidencing liens only on tangible personal property under which there exists an aggregate future liability not in excess of $350,000 per contract or lease, (ii) protective filings of financing statements under the Uniform Commercial Code, (iii) agreements evidencing Encumbrances created by a landlord of Leased Real Estate and (iv) any Permitted Real Property Exceptions or Leasehold Interests;

            (f) any license of Intellectual Property or Software received from or granted to third parties which is material to the conduct of the Business as currently conducted, including source code escrow agreements for Company Software (other than non-exclusive implied licenses and non-exclusive, non-negotiated licenses for the use of third-party Intellectual Property in connection with the sale of products or services);

            (g) any material partnership, joint venture or other similar agreement or arrangement;

            (h) any radio, television or newspaper advertising Contract which involved the payment of more than $350,000 in the fiscal year ended January 29, 2005 or is reasonably expected to involve the payment of more than $350,000 in any fiscal year thereafter (other than those that are or on the Cut-Off Date will be terminable at will or upon not more than 90 days' notice by Seller without penalty);

            (i) any management, personal service, consulting or other similar type of Contract which involved the payment of more than $350,000 in the fiscal year ended January 29, 2005 or is reasonably expected to involve the payment of more than $350,000 in any fiscal year thereafter;

            (j) any Employment Agreement that cannot be terminated without penalty or liability upon 30 days or less notice;

            (k) any covenant not to compete that materially restricts the operation of the Business as presently conducted, other than those providing for non-competition with a licensed department within a particular store location;

            (l) any Contract granting any Person an option or right of first refusal with respect to any Asset other than the Real Estate;

            (m) any Contract for the design or construction of any facilities for the Business which is reasonably expected to involve the payment of more than $350,000 in any fiscal year after the fiscal year ended January 29, 2005; or

            (n) any Contract not made in the ordinary course of business which involved the payment of more than $350,000 in the fiscal year ended January 29, 2005 or is reasonably expected to involve the payment of more than $350,000 in any fiscal year thereafter.

            Section 5.14 Status of Contracts. Except as set forth in Schedule
5.14 or in any other schedule hereto, each of the leases, contracts, licenses and other agreements listed in Schedules 5.9 and 5.13 (collectively, the "Business Agreements") is in full force and effect, other than those Business Agreements the failure of which to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Neither Seller nor any of the Companies is in, or to the Knowledge of Seller, is alleged to be in, breach or default under any of the Business Agreements, other than those breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there is no event that, but for the passage of time or the giving of notice or both would constitute or result in any such breach or default, other than those breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Seller has made available in all material respects true, complete and correct copies of all Business Agreements to Buyer.

            Section 5.15 ERISA. (a) Each Welfare Plan and Pension Plan maintained in connection with the Business or in which at least one employee of the Business participates is listed in Schedule 5.15(a), and Seller has made available to Buyer either a true and correct copy of each such plan or a summary plan description used in connection with such plan. With respect to each Business Plan, Seller has also made available to Buyer (as applicable) the most recent actuarial and trust reports, the most recent Form 5500 and all schedules thereto, the most recent IRS determination letter and, in the case of a Business Plan that is funded through a trust, copies of such trust.

            (b) Except as set forth in Schedule 5.15(b), to the Knowledge of Seller, with respect to each Welfare Plan and Pension Plan listed in Schedule 5.15(a), (i) each such plan has been maintained and operated in compliance in all material respects with the applicable requirements of the Code and ERISA and the regulations issued thereunder and (ii) no material litigation or asserted claims against Seller or any of the Companies exist with respect to any such plan other than claims for benefits in the normal course of business.

            (c) Except as set forth in Schedule 5.15(c), each Business Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to its qualification under the Code, and Seller has no Knowledge of an occurrence of an event since the date of such determination letter that would reasonably be expected to materially adversely affect such qualification.

            (d) None of the Business Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Business Plans ended prior to the date of this Agreement.

            (e) Any material employee benefits other than those listed in
Schedule 5.15(a) relating to the Business which are in effect as of the Cut-Off Date and as to which Seller or any Company has or may have in the future any liability (other than regular wages or salary), such as any bonus, incentive or annual profit sharing programs, any fringe benefits described in Section 132 of the Code, any education assistance plans under Section 127 of the Code and any dependent care assistance plans under Section 129 of the Code are listed in
Schedule 5.15(e), and any written document which exists with respect to any such employee benefit has been made available to Buyer by Seller.

            (f) Schedule 5.15(f) identifies (i) the position of each employee of the Business who is a participant in the Saks Incorporated Amended and Restated 2000 Change in Control and Material Transaction Severance Plan (the "Severance Pay Plan") and (ii) the category of severance benefits to which each such employee is entitled under the Severance Pay Plan. A revised Schedule 5.15(f), which shall include the names of the individuals who are participants in the Severance Pay Plan, shall be delivered by Seller to Buyer at the Closing. Neither Seller nor any of the Companies owe any severance benefits to any employee or former employee of the Business except as set forth in the Severance Pay Plan or under the severance plans or practices listed in Schedule 5.15(a) or
Schedule 5.15(f).

            Section 5.16 Environmental Compliance. (a) Except as set forth in
Schedule 5.16, and other than those matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) to the Knowledge of Seller, the operation of the Business and each store which is part of the Real Estate is in compliance with all applicable Environmental Laws and Environmental Permits and Seller and the Companies possess all permits and approvals required under all Environmental Laws with respect to the Business and the Assets; (ii) there are no actions or proceedings pending, or to the Knowledge of Seller, threatened, against Seller or any Company in respect of the Business or the Assets alleging noncompliance with or liability under any Environmental Law and neither Seller nor any Company has been subject to any administrative or judicial proceeding pursuant to applicable Environmental Laws any time during the past five years in respect of the Business or the Assets;
(iii) to the Knowledge of Seller, Seller and each of the Companies in respect of the Business and the Assets has stored, used, operated, transported, treated or disposed of Hazardous Materials in compliance with all Environmental Laws; and
(iv) neither Seller nor any of the Companies has received notice that Seller or any Company is liable under Environmental Laws relating to the off-site disposal of Hazardous Materials generated by the operations of Seller or such Company in respect of the Business or the Assets.

            (b) Except as set forth in Schedule 5.16, to the Knowledge of Seller, no Real Estate, improvement or equipment included in the Assets contains any asbestos, asbestos-containing materials, polychlorinated biphenyls, underground storage tanks, above-ground storage tanks, radon, radioactive materials, urea formaldehyde foam insulation, petroleum and petroleum products, methane, hazardous wastes, hazardous chemicals, or sumps on or under any Asset, in each case, that requires corrective action under Environmental Laws.

            (c) To the Knowledge of Seller, Seller has heretofore made available to Buyer true, correct and complete copies of all material reports, correspondence and memoranda relating to environmental matters.

            Section 5.17 Employee Relations and Agreements. (a) Schedule 5.17(a) contains a true and complete list (excluding names and any other personally identifying information) of the position, status as exempt or unexempt from overtime under the FLSA, annual salary or hourly wage rate, base rate of bonus opportunity, date of hire and work location of all of the employees (whether full-time, part-time or otherwise) employed in the Business as of the date set forth therein other than the Excluded Employees ("Current Business Employees"). Such list shall be updated as of the Cut-

Off Date and shall be revised so as to include the names of all such employees of the Business who are employed by Seller or any Company on the Cut-Off Date other than the Excluded Employees ("Business Employees"). Such updated and revised list shall be delivered by Seller to Buyer at the Closing. Such updated and revised list may be supplemented by Seller promptly following the Closing Date to add the names of any employees of the Business who were unintentionally omitted from the list delivered by Seller to Buyer at the Closing. Seller has provided to Buyer true, correct and complete copies of all Employment Agreements, personnel policies and employee handbooks relating to the Current Business Employees. Neither Seller nor any of the Companies has (in respect of the Business) received a claim from any Governmental Body to the effect that it has improperly classified as an independent contractor any Person named in
Schedule 5.17(a).

            (b) Since the Financial Statements Date through the date of this Agreement, except as disclosed in Schedule 5.17(b) or as has occurred in the ordinary course of business consistent with past practices, neither Seller nor any of the Companies has (in respect of the Business): (i) increased in any material respect the compensation payable or to become payable to or for the benefit of any of its employees, (ii) provided any of its employees with any material increase in security or tenure of employment, (iii) increased in any material respect the amount payable to any of its employees upon the termination of such persons' employment, or (iv) increased, augmented or improved in any material respect the benefits granted to or for the benefit of its employees under any bonus, profit sharing, pension, retirement, deferred compensation, insurance or other direct or indirect benefit plan or arrangement.

            (c) For the three-year period preceding the date of this Agreement, except as disclosed in Schedule 5.17(c):

            (i) none of the employees of the Business has been, or is currently, represented by a labor organization or group which was either certified or voluntarily recognized as an exclusive bargaining representative by any Governmental Body, including the National Labor Relations Board, and neither Seller nor any of the Companies has been or is a signatory to a collective bargaining agreement with any trade union, labor organization or labor group related to the operations of the Business;

            (ii) no labor dispute, walk out strike, slowdown, hand billing, picketing or work stoppage (sympathized or otherwise) involving the employees of the Business has occurred, is in progress or, to the Knowledge of Seller, has been threatened;

            (iii) neither Seller nor any of the Companies is or has been (in respect of the Business) a state or federal contractor obligated to develop and maintain an affirmative action plan; and

            (iv) to the Knowledge of Seller, Seller and each of the Companies has been in compliance in all material respects with all Labor Laws applicable to the operations of the Business.

            Section 5.18 No Brokers. No broker, investment banker or other Person, other than Goldman, Sachs & Co. and Citigroup Inc., the fees and expenses of which will be paid by Seller, is entitled to any broker's, finder's or other similar fee or commission in connection with

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the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

            Section 5.19 Condition of Assets. No representation or warranty, direct or indirect, by implication or otherwise, is made concerning or based upon the physical condition of the Real Estate or any other tangible assets of Seller or any of the Companies, all of which are being accepted "AS IS, WHERE IS" by Buyer (including as to all environmental aspects thereof, except as otherwise provided in Section 5.16). EXCEPT AS SET FORTH EXPRESSLY IN THIS AGREEMENT, SELLER DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY WITH RESPECT TO THE ASSETS, TANGIBLE OR INTANGIBLE, OF THE COMPANIES, INCLUDING IMPLIED WARRANTIES OF FITNESS, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

            Section 5.20 No Undisclosed Liabilities. Except as disclosed in
Schedule 5.20, to the Knowledge of Seller, neither Seller nor any of the Companies has any liabilities or obligations in respect of the Business or the Assets (whether absolute, accrued, contingent or otherwise) that are not adequately reflected or provided for in the Year-End Seller Balance Sheet, except liabilities and obligations that have been incurred since the Financial Statements Date in the ordinary course of business, consistent with the past practice of Seller or any of the Companies, or are not (individually or in the aggregate) material to the Business.

            Section 5.21 Insurance. Except as otherwise would not have a Material Adverse Effect, the Business and the Assets are covered by policies of insurance maintained by Seller or any of the Companies covering such risks, in such amounts and with such deductibles and exclusions as are reasonable for the Business and the Assets, as determined by Seller or any of the Companies in its reasonable business judgment. To the extent Seller or any of the Companies self-insure certain of their properties or risks, such self-insurance protects against such casualties and contingencies and is at such levels as is in accordance with reasonable business practices, as determined by Seller or any of the Companies in its reasonable business judgment.

            Section 5.22 Customer Information. To the Knowledge of Seller, the Customer Information (a) does not violate the privacy rights of any Person, (b) was collected and acquired by Seller and the Companies in accordance with all applicable Requirements of Law or agreements by which Seller or any of the Companies are bound and (c) when used by Seller or the Companies, does not violate any applicable Requirements of Law or agreement by which Seller or any of the Companies are bound. Seller has taken all commercially reasonable efforts to maintain the confidentiality and proprietary nature of the Customer Information.

            Section 5.23 Sufficiency of Assets. To the Knowledge of Seller, the Assets constitute all of the assets necessary and sufficient to operate the Business as heretofore conducted by Seller and the Companies other than (a) assets that, individually and in the aggregate, are not material to the Business, (b) items identified in Schedule 5.23 as being excluded, (c) assets, properties and rights identified in Schedule 5.23 that are used by Seller to provide services pursuant to the Transition Services Agreement and (d) the shared contracts, agreements and arrangements identified by category in Schedule
5.23. Nothing in this Section 5.23 constitutes an additional representation or warranty with respect to title to or the condition

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of any assets or properties (whether real or personal, tangible or intangible, owned, leased or held under license), any and all representations or warranties with respect to which are set forth in other sections of this Article V.

            Section 5.24 Seller Gift Programs. Schedule 5.24 contains an accurate description in all material respects of the Seller Gift Programs.

            Section 5.25 Seller Return Policies. Schedule 5.25 contains an accurate description in all material respects of the Seller Return Policies.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

            As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Seller as follows:

            Section 6.1 Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and corporate authority to own or lease and operate its assets and to carry on its businesses in the manner that they were conducted immediately prior to the date of this Agreement.

            Section 6.2 Authority of Buyer; Conflicts. (a) Buyer has the corporate power and corporate authority to execute, deliver and perform this Agreement and each of the Buyer Ancillary Agreements. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by Buyer's board of directors and do not require any further authorization or consent of Buyer or its stockholders. This Agreement has been duly authorized, executed and delivered by Buyer and (assuming the valid authorization, execution and delivery of this Agreement by Seller) is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Buyer will be (assuming the valid authorization, execution and delivery by Seller, where a Seller is a party, and any other party or parties thereto) a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, subject, in the case of this Agreement and each of the Buyer Ancillary Agreements, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

            (b) The execution and delivery of this Agreement or any of the Buyer Ancillary Agreements by Buyer, the consummation of any of the transactions contemplated hereby or thereby by Buyer and compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by Buyer will not:

            (i) assuming the receipt of all necessary consents and approvals and the filing of all necessary documents as described in Section 6.2(b)(ii), result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the Certificate of Incorporation or bylaws of Buyer, (2) any note, instrument, contract,

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

      agreement, mortgage, lease, franchise or financial obligation to which Buyer is a party or any of its properties is subject or by which Buyer is bound, (3) any Court Order to which Buyer is a party or by which it is bound or (4) any Requirements of Law affecting Buyer, other than, in the case of clauses (2), (3) and (4) above, any such breaches, defaults, rights or loss of rights that, individually or in the aggregate, would not materially impair the ability of Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby, or

            (ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Governmental Body, except for (1) in connection, or in compliance, with the provisions of the HSR Act, (2) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) such consents, approvals, filings and notices as may be required under any Requirements of Law with respect to environmental matters pertaining to any notification, disclosure or required approval triggered by the transactions contemplated by this Agreement, (4) such filings as may be required in connection with the Taxes described in Section 8.2(a)(iv) and
      (5) such approvals, consents, authorizations, declarations, filings or registrations the failure of which to be obtained or made would not, individually or in the aggregate, materially impair the ability of Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

            Section 6.3 No Violation, Litigation or Regulatory Action. (a) There are no lawsuits, claims, suits, proceedings or investigations pending (with respect to which Buyer has been served or otherwise notified) or, to the Knowledge of Buyer, threatened against Buyer or its subsidiaries which would, individually or in the aggregate, materially impair the ability of Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

            (b) There is no action, suit or proceeding pending or, to the Knowledge of Buyer, threatened that questions the legality of the transactions contemplated by this Agreement or any of the Buyer Ancillary Agreements.

            (c) There are no outstanding consent orders, unsatisfied judgments or decrees which would, individually or in the aggregate, materially impair the ability of Buyer to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

            Section 6.4 Financing. Buyer has (or will have at Closing) sufficient funds available for it to pay the Purchase Price.

            Section 6.5 No Brokers. No broker, investment banker or other Person, other than Banc of America Securities LLC, the fees and expenses of which will be paid by Buyer, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

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

                                   ARTICLE VII
                        ACTION PRIOR TO THE CLOSING DATE

            The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

            Section 7.1 Access to Information. Subject to Buyer's obligations under the Confidentiality Agreement, Seller shall afford to the officers, employees and authorized representatives of Buyer (including independent public accountants and attorneys) reasonable access during normal business hours, upon reasonable advance notice, to the offices, properties and business and financial records (including computer files, retrieval programs and similar documentation) solely relating to the Business to the extent reasonably necessary for Buyer to operate the Business after the Effective Time and shall furnish to Buyer or its authorized representatives such additional information solely relating to the Business as shall be reasonably requested; provided, however, that Seller shall not be required to waive any privilege which Seller or any of the Companies may possess in discharging its obligations pursuant to this Section 7.1; and, provided, further, that neither Buyer nor any of its officers, employees, agents or representatives shall have access to any personnel of the Business or any other businesses of Seller or any of its Affiliates other than the persons identified in Schedule 7.1 without Seller's prior written consent, which shall not be unreasonably withheld. Buyer agrees that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Companies or Seller.

            Section 7.2 Notifications. Each of Buyer and Seller shall promptly notify the other after it becomes aware of:

            (a) any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement;

            (b) any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against any of the Companies, Seller or Buyer, as the case may be, that would have been listed in Schedule 5.12 (without giving effect to the Material Adverse Effect qualifiers therein) or a schedule to Section 6.3, as the case may be, if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof;

            (c) any changes or events which, individually or in the aggregate, have a Material Adverse Effect;

            (d) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

            (e) the damage or destruction by fire or other casualty of any material portion of the Assets or in the event that any material portion of the Assets becomes the subject of any proceeding or, to the Knowledge of Seller or Buyer, as the case may be, threatened proceeding for the taking thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action;

provided, however, that if a party fails to notify the other party under this
Section 7.2, (x) such non-breaching party shall only be entitled to seek indemnification for breach of this Section 7.2 if and to the extent such non-breaching party is otherwise entitled to indemnification pursuant to Section 11.1(a)(i) for breach of a representation and warranty and the limits set forth in Section 11.1(a) shall apply to any such indemnification and (y) a failure to comply with this Section 7.2 shall not cause the failure of any condition set forth in Articles IX or X to be satisfied unless the underlying change, event or development would independently result in the failure of a condition set forth in Articles IX or X to be satisfied. Each party acknowledges that the other party does not and will not waive any rights it may have under this Agreement as a result of receiving such notifications.

            Section 7.3 Consents of Third Parties; Governmental Approvals.

            (a) During the period prior to the Closing Date, Buyer shall act diligently and reasonably, and Seller, upon the request of Buyer, shall use its commercially reasonable efforts to obtain, and to cooperate with Buyer to obtain, any consents, waivers and approvals of any third party (including any Governmental Body) required to be obtained to consummate the transactions contemplated by this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, such action shall not include any requirement of Seller or any of its Affiliates to pay money to any third party, commence or participate in any litigation, offer or grant any accommodation or undertake any obligation or liability (in each case financial or otherwise) to any third party (including any Governmental Body) unless, in the case of any cost or expense incurred by Seller or any of its Affiliates, Buyer agrees to reimburse Seller or such Affiliate for such cost or expense arising from any action by Seller or such Affiliate requested by Buyer; provided, further, that prior to Closing neither Buyer nor its officers, employees or authorized representatives may contact any customer, supplier, lessor or other third party (other than any Governmental Body) in connection with any such consent without providing Seller with advance notice and a commercially reasonable opportunity to participate in any such contact.

            (b) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing all things necessary, proper or advisable to consummate, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including: (i) obtaining all necessary actions or non-actions, waivers, consents and approvals from all Governmental Bodies and making all necessary registrations and filings (including filings with Governmental Bodies) and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Body (including those in connection with the HSR Act as provided in Section 7.5), (ii) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered into by any court or other Governmental Body vacated or reversed, (iii) in the case of Buyer, promptly, if required by any Governmental Body in order to consummate the transactions contemplated hereby, taking all steps and making all undertakings to secure antitrust clearance (including steps to effect the sale or other disposition of particular properties of Buyer, its

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

subsidiaries and/or the Assets and to hold separate such properties pending such sale or other disposition), unless any such action would result in a material adverse effect on Buyer and its subsidiaries, taken as a whole and after giving effect to the transactions contemplated by this Agreement, (iv) keeping the other party informed in all material respects of any material communication received by such party from, or given by such party to, any Governmental Body and of any material communication received or given in connection with any proceeding by a private party relating to the transactions contemplated by this Agreement, in each case regarding any of the transactions contemplated hereby,
(v) permitting the other party to review any material communication delivered to, and consulting with the other party in advance of any meeting or conference with, any Governmental Body relating to the transactions contemplated by this Agreement or in connection with any proceeding by a private party, and giving the other party the opportunity to attend and participate in such meetings and conferences (to the extent permitted by such Governmental Body or private party), and (vi) executing and delivering any additional instruments necessary to consummate the transactions contemplated by this Agreement. No party to this Agreement shall consent to any voluntary delay of the consummation of the transactions contemplated hereby at the behest of any Governmental Body without the consent of the other party to this Agreement, which consent shall not be unreasonably withheld.

            Section 7.4 Operations Prior to the Closing Date. (a) Seller shall use its commercially reasonable efforts to, and to cause the Companies to, operate and carry on the Business in the ordinary course and substantially as operated immediately prior to the date of this Agreement. Consistent with the foregoing, Seller shall use its commercially reasonable efforts, and shall cause the Companies to use their commercially reasonable efforts, consistent with good business practice, to preserve the goodwill of the suppliers, contractors, licensors, employees, customers, distributors and others having business relations with the Business.

            (b) Notwithstanding Section 7.4(a), except as set forth in Schedule 7.4, except as contemplated by this Agreement or except with the express written approval of Buyer (which Buyer agrees shall not be unreasonably withheld or delayed), Seller shall not (in respect of the Business), and shall not permit the Companies (in respect of the Business), to:

            (i) make any material change in the Business or their operations, except such changes as may be required to comply with any applicable Requirements of Law;

            (ii) purchase or otherwise acquire any assets or make any capital expenditures constituting Assets, in each case that are material, individually or in the aggregate, to the Business as a whole (other than (A) purchases of inventory in the ordinary course of business consistent with past practice, (B) capital expenditures contemplated by the 2005 Seller Capital Budget, (C) capital expenditures required under any Real Estate Agreement or Lease Agreement for capital improvements that are not controlled exclusively by Seller or any of the Companies, (D) capital expenditures required by any Governmental Body and (E) such capital expenditures not covered by clauses (A) through (D) above that do not exceed $1,000,000 in the aggregate);

            (iii) exercise any option to extend a lease listed in Exhibit F;

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

            (iv) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money with respect to the Business (other than money borrowed or advances from any of its Affiliates in the ordinary course of business) or grant any Encumbrance with respect to the Assets, in each case other than Permitted Encumbrances, Permitted Real Property Exceptions and Encumbrances imposed by the Credit Agreement;

            (v) transfer any material assets (other than cash in excess of Register and Store Safe Cash prior to the Effective Time) to any Affiliate other than a Company or Seller;

            (vi) institute any material increase in the benefits available in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to employees of the Business, other than as expressly required by the terms of any such plan as in effect on the date of this Agreement or Requirements of Law;

            (vii) (A) grant to any Key Employee any increase in compensation or other benefits (including any bonus, severance or retention agreements) or grant to any employee of the Business any material increase in compensation or other benefits (including any bonus, severance or retention agreements) except as may be required under existing agreements set forth in Schedule 5.5 or in the ordinary course of business consistent with past practice or (B) designate any employee of the Business as a participant in the Severance Pay Plan pursuant to Section 2.A(ii) of the Severance Pay Plan;

            (viii) enter into or amend any collective bargaining agreement;

            (ix) acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, any business or any corporation, partnership, association or other business organization or division thereof;

            (x) sell or otherwise dispose of any assets that are material, either individually or in the aggregate, to the Business (other than sales of inventory in the ordinary course of business consistent with past practice);

            (xi) materially adversely modify or amend any Business Agreement;

            (xii) make any material change in the accounting methods or policies applied in the preparation of the Financial Statements, unless such change is required by GAAP;

            (xiii) intentionally waive in writing any right of any material value of or with respect to the Business;

            (xiv) enter into any material agreement, contract or arrangement with any of its Affiliates relating to the Business that is being assigned to or assumed by Buyer under this Agreement;

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

            (xv) create any new gift certificate, gift card, merchandise voucher, coupon or refund program for the Business or amend in any material respect the Seller Gift Programs, in each case, other than in the ordinary course of business consistent with past practice;

            (xvi) create any new return policy for merchandise purchased from the Business or amend in any material respect the Seller Return Policies;

            (xvii) prior to July 5, 2005 (A) place any orders for spring 2006 merchandise bearing the private label brands of Seller and other brands owned by third parties licensed to Seller ("Private Brand Merchandise") or
      (B) place any fill-in orders for Private Brand Merchandise for delivery after November 15, 2005; or

            (xviii) agree to do any of the foregoing.

            Section 7.5 Antitrust Law Compliance. As promptly as practicable after the date hereof, Buyer and Seller shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "DOJ") the notifications and other information required to be filed under the HSR Act, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby. Each party warrants that all such filings by it will be, as of the date filed, true and accurate in all material respects and in material compliance with the requirements of the HSR Act and any such rules and regulations. Each of Buyer and Seller (i) agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property as may be required of each of them to file any additional information requested by such agencies under the HSR Act and any such rules and regulations, (ii) shall request early termination of the thirty (30) day notification period provided for under the HSR Act and (iii) shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC or the DOJ.

            Section 7.6 Termination of Certain Intercompany Accounts. At or prior to the Closing, Seller shall release, cancel and terminate all intercompany accounts among Seller and its Affiliates relating to the Business effective at or prior to the Effective Time. For the avoidance of doubt, Reference Working Capital and Final Working Capital shall be determined without giving effect to any intercompany accounts or the cancellation thereof.

            Section 7.7 Indebtedness; Release of Guaranties. Prior to the Closing, Buyer shall use commercially reasonable efforts (a) to obtain letters of credit in replacement of the letters of credit of Seller or any Affiliate of Seller set forth in Schedule 7.7 (the "Identified Guaranties"), which shall be in such form and from such financial institutions satisfactory to the holder of such Identified Guaranty, as of the Cut-Off Date or as promptly as practicable after the Cut-Off Date, and (b) to cause Seller or such Affiliate to be fully released, as of the Cut-Off Date or as promptly as practicable after the Cut-Off Date, in respect of all obligations under such Identified Guaranties. With respect to any other obligations of Seller under any guaranties, letters of credit, letters of comfort, bid bonds or performance or surety bonds or cash or other collateral obtained or given by Seller relating to any Assumed Liability of which Seller notifies Buyer in writing (the "Other Guaranties"), Buyer shall use commercially reasonable efforts to cause Seller to be fully released, in each case, effective as promptly as practicable after Seller provides such notice, in respect of all obligations of Seller and any of its Affiliates under any such Other Guaranties. If, at or prior to the Closing, after using commercially reasonable efforts to do so, Buyer is unable to effect such a substitution and release with respect to (i) any Other Guaranty or (ii) any Identified Guaranty, Buyer shall indemnify Seller against any and all Loss or Expense arising from such Other Guaranty or such Identified Guaranty. Seller shall make a claim for indemnification against any such Loss or Expense in accordance with Section 11.3. Without limiting the foregoing, after the Effective Time, Buyer will not, and will not permit any of its Affiliates to, renew, extend, amend or supplement any loan, contract, lease or other obligation that is covered by an Other Guaranty or an Identified Guaranty without providing Seller with evidence reasonably satisfactory to Seller that Seller's Other Guaranty or Identified Guaranty has been released. Any cash or other collateral posted by Seller or one of its Affiliates in respect of any Other Guaranty or any Identified Guaranty shall be delivered to Seller.

            Section 7.8 Ancillary Agreements. (a) At the Closing, Seller and Buyer shall enter into an agreement substantially in the form of Exhibit N providing for certain transition services by Seller and its Affiliates for Buyer and its Affiliates after the Effective Time (the "Transition Services Agreement").

            (b) At the Closing, Buyer and Seller shall enter into an agreement substantially in the form of Exhibit O providing for the operation of Club Libby Lu stores within certain stores of the Business after the Effective Time (the "Club Libby Lu Licensed Departments Agreement").

            (c) At the Closing, Buyer and Seller shall enter into an agreement substantially in the form of Exhibit P providing for the purchase and sale of Seller's private brands after the Effective Time (the "Private Brands Agreement").

            Section 7.9 Household Bank. As promptly as practicable after the date hereof (but effective as of the Effective Time), Buyer shall, with respect to stores included in the Assets, either (a) enter into a program agreement with Household Bank (SB), N.A. ("Household Bank") that is acknowledged by Household Bank to satisfy the requirements set forth in Section 9.05(f) of the Program Agreement (which acknowledgement is in a form reasonably satisfactory to Seller) or (b) (i) purchase the "Accounts" and "Account Receivables" (as each such term is defined in the Program Agreement) associated with such stores from Household Bank for the price set forth in Section 9.05(b) of the Program Agreement and
(ii) pay over to Seller on the effective date of such purchase cash in the amount equal to the difference between (x) the amount paid to Household Bank in connection with such purchase and (y) the amount equal to the price set forth in Sections 9.06(b)(i) and (ii) of the Program Agreement multiplied by a fraction, the numerator of which shall be the sum of the Account Receivables associated with the stores included in the Assets (as of the date of purchase) and the denominator of which shall be the sum of the Account Receivables associated with all stores (including the stores included in the Assets) covered by the Program Agreement (as of the date of purchase). Buyer agrees to obtain all necessary consents and approvals from all Governmental Bodies and to make all necessary registrations and filings in order to effect this Section 7.9. At Buyer's request, Seller agrees to use commercially reasonable efforts to cooperate with Buyer in complying with this Section 7.9; provided, however, that Seller and its Affiliates shall not be required to make any payments or offer or grant any accommodation (financial or otherwise) to any third party with respect to this Section 7.9, except to the extent that Buyer agrees to reimburse Seller or any such Affiliate for any such payment made by Seller or such Affiliate at the request of Buyer.

            Section 7.10 Remittance of Cash Receipts. Notwithstanding anything to the contrary in this Agreement, all receipts by Seller or any of the Companies on or before the Cut-Off Date, including cash (excluding Register and Store Safe Cash), checks and bank drafts (whether cleared before or after the Effective Time), and proceeds from third-party credit card or debit card transactions (whether posted before or after the Effective Time) shall be excluded from the transactions contemplated hereby, and Buyer shall cause payment in an aggregate amount equal to such receipts to be made to Seller immediately after Seller makes demand therefor; provided, however, that (i) this
Section 7.10 shall not affect accounts and account receivables owned by Household Bank and (ii) Seller shall cause the Companies to be in possession of the Register and Store Safe Cash at the opening of the stores of the Business on the day after the Cut-Off Date. For the avoidance of doubt, Reference Working Capital and Final Working Capital shall be determined without giving effect to any such cash, checks, bank drafts or proceeds.

            Section 7.11 Software Issues. Prior to the Closing, Seller and Buyer shall use commercially reasonable efforts to cooperate to obtain written consents and acknowledgements from each third-party licensor of each piece of Software that may be required in order to evidence that Buyer has or will have by the Closing either a license with such third-party licensor or a sublicense under the Transition Services Agreement sufficient to allow Buyer to use such Software during the term set forth in the Transition Services Agreement and, with respect to the Software identified in Schedule 7.11, to allow Seller and its Affiliates to sell, transfer, convey and deliver to Buyer all Equipment upon which such Software is loaded without obligating Seller or its Affiliates to remove such Software from such Equipment prior to the sale, transfer, conveyance and delivery thereof; provided, however, that Seller and its Affiliates shall have no obligation to pay money or grant any accommodation to any third party in order to obtain any such consents and acknowledgements, except to the extent that Buyer agrees to reimburse Seller or such Affiliate for any such payment made by Seller or such Affiliate at the request of Buyer. With respect to any item identified in Schedule 7.11 for which the applicable third-party licensor would not provide such consents and acknowledgements prior to the Closing, Seller and its Affiliates shall have the right to remove such identified Software from Equipment prior to the Closing Date; provided, however, that, subject to the proviso in the preceding sentence, Seller and its Affiliates shall use commercially reasonable efforts to make the benefits of such Software license agreements available to Buyer.

            Section 7.12 No Solicitation. After the date hereof and prior to the earlier of the Closing and the date on which this Agreement is terminated, Seller shall not, nor shall it authorize or permit any of its Affiliates, advisors or agents, directly or indirectly, to (a) knowingly solicit, initiate or encourage or facilitate the making of any Asset Acquisition Proposal or (b) participate in, engage in, knowingly encourage or facilitate any discussion or negotiation regarding, or furnish to any Person any information with respect to, or knowingly take any other action to assist or facilitate any inquiries or the making of, any proposal that constitutes, or could reasonably be expected to lead to, any Asset Acquisition Proposal; provided, however, that, nothing contained in this Agreement shall prevent Seller or its Board of

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Directors from (i) soliciting or initiating the submission of any Seller
Acquisition Proposal or any proposal or offer relating exclusively to assets and properties not being sold pursuant to this Agreement or (ii) complying with
Section 3.5.

            Section 7.13 Interim Financials. On the earlier to occur of 45 days after the Closing Date and 20 days following the end of the fiscal quarter which includes the Closing Date, Seller will provide to Buyer (a) the unaudited balance sheet of the Business as of (i) the end of each fiscal quarter of Seller's 2004 fiscal year, (ii) the end of each fiscal quarter of Seller's 2005 fiscal year that is completed prior to the Closing Date and (iii) the Closing Date and (b) the unaudited statement of income of the Business for (i) each quarterly period of Seller's 2004 fiscal year, (ii) each quarterly period of Seller's 2005 fiscal year that is completed prior to the Closing Date and (iii) the period from the end of Seller's 2004 fiscal year through the Closing Date, in each case, in a form that, at the time of delivery, Seller reasonably believes to have been prepared in accordance with GAAP and in a form that is reasonably acceptable to Buyer for inclusion in its pro forma financial statements and quarterly filings as required by Regulation S-X.

            Section 7.14 Private Brands. (a) Prior to the Closing, Seller shall use commercially reasonable efforts to enter into such agreements with third-party vendors as are necessary to enable Seller to deliver Products (as defined in the Private Brands Agreement) to Buyer; provided, however, that Seller and its Affiliates shall have no obligation to pay money or grant any accommodation to any third party in order to enter into such agreements, except to the extent that Buyer agrees to reimburse Seller or such Affiliate for any such payment made by Seller or such Affiliate at the request of Buyer.

            (b) Buyer acknowledges that Schedule 1 of the Private Brands Agreement was prepared prior to the date hereof based on information then available to Seller. On or before May 13, 2005, Seller will update Schedule 1 of the Private Brands Agreement for informational purposes only to reflect orders for delivery through January 2006 based on the best information then available.
Schedule 1 of the Private Brands Agreement will be finalized by Seller as of five days before the Closing to reflect new orders and fill-in orders placed (in each case, subject to Section 7.04(b)(xvii)), goods received, new information obtained and other adjustments made in the ordinary course of business between the date Schedule 1 was originally prepared and the date Schedule 1 is finalized (regardless of the expected delivery date). At the Closing, Seller shall deliver to Buyer such finalized Schedule 1.

            (c) If the Closing occurs on or prior to July 5, 2005, Buyer shall not be obligated to take delivery of any merchandise under the Private Brands Agreement after the close of Buyer's fiscal year ending in January 2006. If the Closing occurs after July 5, 2005, Seller may place orders in the ordinary course of business for spring 2006 merchandise or fill-in orders for delivery after November 15, 2005, and any such orders shall be included in the finalized version of Schedule 1 of the Private Brands Agreement regardless of the expected delivery date or the date on which such schedule may have been previously finalized.

            Section 7.15 Certain Agreement. Prior to Closing and for a reasonable period thereafter, Seller shall cooperate with Buyer to assist Buyer in entering into an agreement with Axiom International with respect to customer information relating to the Business.

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                                  ARTICLE VIII
                              ADDITIONAL AGREEMENTS

            Section 8.1 Use of Names. (a) Seller is not conveying ownership rights or granting Buyer a license to use any of the tradenames, service marks or trademarks of Seller or any Affiliate of Seller (other than the trademarks and service marks included in the Company Registered Intellectual Property identified in Schedule 5.10(a)) (collectively, the "Retained Names and Marks") and, after the Closing, Buyer shall not use in any manner the names or marks of Seller or any Affiliate of Seller or any word that is similar in sound or appearance to such names or marks, except as provided in this Section 8.1. In the event Buyer or any Affiliate of Buyer violates any of its obligations under this Section 8.1, Seller and its Affiliates may proceed against it in law or in equity for such damages or other relief as a court may deem appropriate. Buyer acknowledges that a violation of this Section 8.1 may cause Seller and its Affiliates irreparable harm which may not be adequately compensated for by money damages. Buyer therefore agrees that in the event of any actual or threatened violation of this Section 8.1, Seller and each of its Affiliates shall be entitled, in addition to other remedies that they may have, to a temporary restraining order and to preliminary and final injunctive relief against Buyer or such Affiliate of Buyer to prevent any violations of this Section 8.1, without the necessity of posting a bond.

            (b) Buyer shall cease promptly, but in no event later than 60 days after the Cut-Off Date, using any (i) advertising or promotional materials and
(ii) any stationery, business cards, business forms and other similar items included in the Assets, in each case that contain anywhere thereon any of the Retained Names and Marks; provided, however, that Buyer shall, when using items referred to in clause (ii) in the context of entering into or conducting contractual relationships, make reasonably clear to all other applicable parties that Buyer, rather than Seller or any Affiliate of Seller, is the party entering into or conducting the contractual relationship; and provided, further, that Buyer shall ensure that personnel of the Business using such items shall not, and shall have no authority to, hold themselves out as officers, employees or agents of Seller or any Affiliate of Seller.

            (c) Buyer shall cease promptly, but in no event later than 120 days after the Cut-Off Date, using any packaging materials included in the Assets that contain anywhere thereon any of the Retained Names and Marks, unless such materials are changed to completely and permanently cover, delete or obliterate the Retained Names and Marks or anything confusingly similar thereto.

            (d) Buyer shall have the right to exhaust all inventories of finished products included in the Assets that contain as part of the physical products themselves (e.g., embroidered on a shirt or a label on a shirt, but not product packaging covered by clause (c) above) any of the Retained Names and Marks, provided that Buyer shall use all commercially reasonable efforts to dispose of such finished products promptly after the Cut-Off Date.

            (e) At the Closing, Seller shall present (or shall cause one of its Affiliates to present) Buyer with a short-term trademark and trade name license agreement that grants Buyer the short-term right, subject to the restrictions set forth in clauses (b) through (d) above, to use the Retained Names and Marks for the time periods set forth in clauses (b) through (d) above.

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            (f) Other than as permitted under clauses (b) through (d) above,
Buyer shall not use, without the prior written consent of Seller, any of the Retained Names and Marks (or anything confusingly similar thereto) in any manner whatsoever.

            (g) At the Closing, Buyer will enter into a short-term trademark and trade name license agreement that grants Seller and Affiliates of Seller the right to use the trademarks, tradenames and service marks identified in Schedule 5.10(a) in a manner similar to the manner in which Seller and Affiliates of Seller use such trademarks, tradenames and service marks as of the date of this Agreement for a period of up to 180 days following the Cut-Off Date.

            Section 8.2 Tax Matters. (a) Liability for Taxes. (i) Seller shall be liable for and pay, and agrees to indemnify and hold harmless each Buyer Group Member from and against, any and all Taxes imposed on Seller or any of the Companies, or for which Seller or any of the Companies may otherwise be liable, for any taxable year or period that ends on or before the Cut-Off Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Cut-Off Date. Seller shall be entitled to any refund of (or credit for) Taxes for which it is liable under this Agreement.

            (ii) Buyer shall be liable for and pay, and agrees to indemnify and hold harmless each Seller Group Member from and against, any and all Taxes imposed with respect to the Business, the Assets and the Assumed Liabilities for any taxable year or period that begins after the Cut-Off Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning immediately after the Cut-Off Date. Buyer shall be entitled to any refund of (or credit for) Taxes for which it is liable under this Agreement.

            (iii) For purposes of Sections 8.2(a)(i) and (ii), any Straddle Period shall be treated on a "closing of the books" basis as two partial periods, one ending on the Cut-Off Date and the other beginning immediately after the Cut-Off Date; provided, however, that Taxes imposed on a periodic basis shall be allocated pro rata on a daily basis. Notwithstanding the preceding sentence, if the transactions contemplated by this Agreement result in the reassessment of the value of any of the Assets for property Tax purposes, or the imposition of any property Taxes on such Assets at a rate which is different than the rate that would have been imposed if such transactions had not occurred, then (y) the portion of such property Taxes for the portion of such Straddle Period ending on the Cut-Off Date shall be (1) allocated pro rata on a daily basis, using the assessed value and Tax rate that would have applied had such transactions not occurred, plus (2) 50% of any Incremental Property Taxes, and (z) the portion of such property Taxes for the portion of such Straddle Period beginning immediately after the Cut-Off Date shall be the total property Taxes for such Straddle Period minus the amount described in clause (y).

            (iv) Notwithstanding anything herein to the contrary, Buyer agrees to pay, and agrees to indemnify and hold harmless each Seller Group Member from and against, 50 percent of any and all real property transfer or gains Taxes, sales Taxes, use Taxes, stamp Taxes, stock transfer Taxes or other similar Taxes imposed on the transactions contemplated by this Agreement (collectively, "Transfer Taxes"), and Seller agrees to pay, and agrees to indemnify and hold harmless each Buyer Group Member from and against 50 percent of any and all Transfer Taxes.

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

            (b) Tax Returns. (i) Seller shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Business and the Assets for periods (or portions thereof) ending on or before the Closing Date and Seller shall remit, or cause to be remitted, any Taxes shown to be due in respect of such Tax Returns. Buyer shall timely file or cause to be timely filed when due (taking into account all extensions properly obtained) all other Tax Returns that are required to be filed by or with respect to the Business and the Assets, and Buyer shall remit, or cause to be remitted, any Taxes due in respect of such Tax Returns. For administrative convenience, Buyer and Seller agree that, for federal and applicable state income tax purposes, items of income, gain, loss, deduction and credit with respect to the Business and the Assets realized during the period between the Cut-Off Date and the Closing will be reported by Buyer on its Tax Returns and not by Seller or any of the Companies. Seller or Buyer shall pay the other party for the Taxes for which Seller or Buyer, respectively, is liable pursuant to Section 8.2(a) but which are payable with any Tax Return to be filed by the other party pursuant to this Section 8.2(b) upon the written request of the party entitled to payment, setting forth in reasonable detail the computation of the amount owed by Seller or Buyer, as the case may be, but in no event earlier than 10 business days prior to the due date for paying such Taxes.

            (ii) None of Buyer or any Affiliate of Buyer shall amend, refile or otherwise modify (or grant an extension of any statute of limitation with respect to) any Tax Return relating in whole or in part to the Business or the Assets (or with respect to any Straddle Period) without the prior written consent of Seller, which consent may not be unreasonably withheld, conditioned or delayed.

            (c) Bulk Sales Laws. Buyer hereby waives compliance by Buyer, Seller and the Companies, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk transfer laws.

            (d) Assistance and Cooperation. After the Closing Date, each of Seller and Buyer shall (and cause their respective Affiliates to):

            (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with
      Section 8.2(b);

            (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns that are required to be filed by or with respect to the Business or the Assets;

            (iii) make available to the other and to any taxing authority as reasonably requested all information, records and documents relating to Taxes imposed with respect to the Business, the Assets or the Assumed Liabilities;

            (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments relating to Taxes for which the other may have a liability under this Section 8.2;

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

            (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such Tax;

            (vi) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Taxes described in Section 8.2(a)(iv) (relating to sales, transfer and similar Taxes); and

            (vii) timely provide to the other party powers of attorney or similar authorizations necessary to carry out the purposes of this Section 8.2.

            Section 8.3 Employees and Employee Benefits.

            (a) Offers of Employment. The employment of all Business Employees will be terminated effective immediately prior to the Effective Time. Buyer will offer employment effective as of the Effective Time to all Business Employees, including each such employee on medical, disability, family or other leave of absence as of the Effective Time except those Business Employees who at the Effective Time are receiving long-term disability benefits under any Business Plan, which Business Employees will be offered employment by Buyer provided that they report for active employment within six months after the date on which they began receiving long-term disability benefits. Buyer will condition its offers of employment to each of the individuals listed in Schedule 8.3(a) on such individual's execution of an agreement, in form reasonably satisfactory to Seller, releasing all claims and waiving all rights under such individual's Employment Agreement with Seller or any Company, and Buyer shall have no liability with respect to any such Employment Agreement other than with respect to severance obligations up to the amount described in the second sentence of
Section 8.3(b). Within ten business days prior to the Effective Time, Seller will provide to Buyer a list showing the names of each then employee of the Business who is on leave of absence (and such list shall be updated as of the Closing Date). The offers of employment to be made by Buyer effective as of the Effective Time shall in each case provide (i) at least the same base wages, annual base salary and annual base rate of bonus potential at target performance levels (determined as a percentage of annual base salary) (other than employee benefits, which are subject to Section 8.3(c)) as the base wages, annual base salary and annual base rate of bonus potential at target performance levels (determined as a percentage of annual base salary) (but excluding any equity-based compensation) provided to each such Business Employee on the Cut-Off Date and (ii) with respect to any Business Employee who is a participant in the Severance Pay Plan, employment at a location not more than fifty miles from the Business Employee's current location. The employees who accept such offers of employment are referred to as "Transferred Employees." Nothing in this
Section 8.3(a) shall obligate Buyer to continue the employment of any such Transferred Employee for any specific period or at any specific level of compensation or responsibilities.

            (b) Individual Employment Agreements. As of the Effective Time, Buyer will assume Seller's and each Company's obligations under all individual employment, termination, retention, severance or other similar contracts or agreements with any current or former employee of the Business listed in
Schedule 8.3(b). Notwithstanding anything in this

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agreement to the contrary, with respect to any Business Employee who is a party to an Employment Agreement with Seller or any Company (whether or not such Employment Agreement has been listed on any schedule to this Agreement), (i) Buyer shall be responsible for any severance benefits payable to such Business Employee in accordance with Section 8.3(d) (without regard to such Business Employee's Employment Agreement with Seller or any Company) and (ii) Seller shall be responsible for any severance benefits payable to such Business Employee under such Business Employee's Employment Agreement with Seller or any Company that is in excess of the severance benefits payable by Buyer pursuant to clause (i).

            (c) Buyer's Employee Benefit Plans Generally. As of the Effective Time, Buyer shall make available to each Transferred Employee employee benefits (other than benefits under Buyer's employee benefit plan which is a defined benefit plan within the meaning of Section 414(j) of the Code) that are at least comparable to the benefits that are made available to an employee of Buyer who performs comparable services or undertakes comparable responsibilities for Buyer and who has completed the same length of service with Buyer. After the Effective Time, except as otherwise provided in the following subsections of this Section 8.3, the following shall apply:

            (i) Buyer shall give each Transferred Employee service credit under Buyer's DC Plan or Welfare Plans (collectively, "Buyer's Plans") or personnel policies that cover the Transferred Employee, including any vacation, sick leave and severance policies, for purposes of eligibility, vesting and entitlement to vacation, sick leave and severance benefits for the Transferred Employee's service with Seller and its Affiliates prior to the Effective Time on the same basis as Buyer credits service for its own employees and, with respect to Buyer's Welfare Plans, shall allow such Transferred Employees to participate in each such Welfare Plan of Buyer without regard to preexisting-condition limitations, waiting periods, evidence of insurability or other exclusions or limitations not imposed on the Transferred Employee by the corresponding Welfare Plans of Seller in which such Transferred Employee was a participant immediately prior to the Effective Time and shall credit the Transferred Employee with any expenses that were paid by the Transferred Employee under the Welfare Plans of Seller for purposes of determining deductibles, co-pays and other applicable limits under Buyer's Plans. To the extent any Transferred Employee or eligible dependent of any Transferred Employee is hospitalized as of the Effective Time under any Business Plan providing medical benefits, such person will continue to be covered under the medical coverage provided by such Business Plan until the date such Transferred Employee or such eligible dependent is released from the hospital, and Seller shall be responsible for any expenses associated with such extended hospital stay payable under any Business Plan that are incurred after the Effective Time.

            (ii) No portion of the assets of any trust or other fund maintained by Seller for the purpose of paying benefits under any of the Business Plans will be transferred to Buyer or any Buyer's Plan.

            (d) Severance Benefits. (i) If any Transferred Employee is involuntarily terminated by Buyer in the fiscal year that includes the Cut-Off Date, Buyer will provide to the Transferred Employee severance pay under a Buyer's Plan in an amount that is at least equal to

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the specified amount of severance pay payable to such Transferred Employee under the severance plans or practices listed in Schedule 5.15(f) (the "Business Severance Practices").

            (ii) Buyer and Seller agree that, with respect to any Business Employee terminated by Seller pursuant to Section 8.3(a), if Buyer's offer of employment satisfies the requirements of Section 8.3(a), Buyer will not be obligated to pay any severance with respect to such Business Employee as a result of such termination by Seller. Buyer and Seller agree that, with respect to any Transferred Employee whose employment terminates after Closing, the transactions contemplated by this Agreement shall be treated as if they were a "change of control" under the Severance Pay Plan. If any such Transferred Employee would have been entitled to severance benefits under the Severance Pay Plan as a result of termination under such circumstances, Buyer will provide to such Transferred Employee the severance pay and other benefits provided under the Severance Pay Plan in lieu of any severance to which such Transferred Employee would be entitled under any Buyer's Plan.

            (e) Vacation Pay and Holidays. Buyer shall credit to each Transferred Employee all unpaid vacation and holiday pay for calendar year 2005 that the Transferred Employee is entitled to use for calendar year 2005 but has not used as of the Effective Time and shall assume all liability for the payment of such amounts pursuant to the Seller vacation and holiday pay policies listed in Schedule 5.15(e) to the extent such vacation and holidays are taken in calendar year 2005; provided, however, that no credit under this Section 8.3(e) shall duplicate credit under Section 8.3(c).

            (f) Post-Leave Employment. (i) Seller and the Business Plans shall retain the liability for all long-term disability benefits payable to any Business Employee who is receiving or is entitled to receive long-term disability benefits under the terms of any Business Plan at the Effective Time and shall continue to provide such benefits in accordance with the terms of such plan until the Business Employee is no longer eligible for such benefits, (ii) Buyer or a Buyer's Plan shall provide short-term disability benefits to any Transferred Employee who is receiving or is eligible for such benefits under a Business Plan at the Effective Time until the date such Transferred Employee would no longer be eligible for such benefits under such Business Plan or the date on which the Transferred Employee qualifies for long-term disability benefits under a Business Plan, whichever comes first, and, if such a Transferred Employee qualifies for long-term disability benefits under a Business Plan, Buyer shall provide such long-term disability benefits to such Transferred Employee under Buyer's Plans and (iii) Buyer's Plans will govern the determination of what, if any, short-term and long-term disability benefits will be paid to any Transferred Employee whose disability occurs after the Effective Time (or which reoccurs after the Effective Time). If any Transferred Employee is on any form of leave of absence on the Effective Time (including any leave subject to the Family and Medical Leave Act of 1993 or comparable state law), Buyer shall reinstate such Transferred Employee to active employment upon the expiration of the leave to the extent such reinstatement is required by any applicable law or regulation or by Buyer's personnel policies and shall satisfy any other obligation with respect to such Transferred Employee as required under any applicable law or regulation or Buyer's personnel policies.

            (g) Medical and Dental Plan Liabilities. Seller shall, or shall cause the applicable Business Plan to, pay any benefits or expenses covered by the group medical and

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dental plans included within the Business Plans that were incurred with respect to services performed for any Business Employee or any dependent or former dependent of any Business Employee prior to the Effective Time but have not been paid by the Business Plans prior to the Effective Time. Except as provided in
Section 8.3(c)(i), Buyer shall, or cause the applicable Buyer's Plan to, assume and pay any medical or dental benefits covered under the applicable Buyer Plan that are incurred with respect to services performed for any Transferred Employee or any Transferred Employee's dependents after the Effective Time.

            (h) COBRA Coverage. Effective as of the Effective Time, Buyer shall provide (or cause a Buyer's Plan to provide) all entitlements under Code Section 4980B, Part 6 or 7 of Title I of ERISA or any similar state law (collectively, "COBRA") to Transferred Employees and eligible dependents of Transferred Employees with respect to any event which requires the provision of such entitlements and which occurs after the Effective Time. Seller shall provide (or cause the applicable Business Plan to provide) all entitlements under COBRA to Business Employees and eligible dependents of Business Employees with respect to any event which requires the provision of such entitlements and which occurs on or before the Effective Time.

            (i) Retirement and 401(k) Plans.

            (i) Buyer will have no liability for benefits payable under the Saks Incorporated 401(k) Retirement Plan ("Seller's DC Plan"). Seller shall take or cause to be taken all actions necessary to fully vest Transferred Employees under Seller's DC Plan and all other Business Plans that are deferred compensation or supplemental retirement plans.

            (ii) Buyer currently maintains one or more qualified defined contribution plans ("Buyer's DC Plan") that contains all provisions necessary for the acceptance of direct rollovers (in the form of cash and notes relating to plan participant loans not in default) of "eligible rollover distributions" as defined in the Code and applicable regulations that Transferred Employees are eligible to receive from Seller's DC Plan. Buyer's DC Plan will contain provisions to permit any such direct rollover to include the promissory note or notes representing any plan loans outstanding and not in default to the Transferred Employee under Seller's DC Plan on the date of the direct rollover, and Buyer, the Companies and Seller will cooperate with each other to enable such direct rollovers to occur before such loans become defaulted. Seller agrees not to place any such loans in default for at least 90 days following the Cut-Off Date.

            (iii) If a Transferred Employee is making contributions to Seller's DC Plan which are eligible for matching contributions by Seller immediately before the Effective Time, such Transferred Employee shall be eligible for matching contributions under Buyer's DC Plan if such Transferred Employee elects to participate in Buyer's DC Plan and Buyer (based on the advice of legal counsel) reasonably determines that such Transferred Employee can be eligible for such matching contributions without jeopardizing the qualified status of Buyer's DC Plan under Section 401(a) of the Code.

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

            (j) Retained Business Plans. Seller will retain any and all liabilities and obligations with respect to benefits payable to or with respect to any individual under the Business Plans and other employee benefit policies and practices of Seller except to the extent that such liabilities and obligations are expressly assumed by Buyer under this Section 8.3.

            (k) Workers' Compensation Liabilities. Seller shall be responsible for the cost and expense of all workers' compensation claims asserted and arising out of an injury sustained by Business Employees prior to the Effective Time, and Buyer shall be responsible for the cost and expense of all workers' compensation claims asserted and arising out of any injury sustained by Transferred Employees on or after the Effective Time or with respect to injuries which relate to an event or circumstance or events or circumstances that straddles or straddle the Effective Time, if the date of the original claim relating to such injury is after the Effective Time, regardless of the date of injury.

            (l) No Third Party Beneficiaries. Without limiting the generality of
Section 13.5(b), none of the preceding subsections of this Section 8.3 shall confer any rights or remedies upon any employee or former employee of Seller, the Companies or Buyer, or upon any other Person other than the parties hereto and their respective successors and assigns.

            Section 8.4 Insurance; Risk of Loss. (a) Seller will, or will cause the Companies to, (with respect to the Business and the Assets) keep insurance policies currently maintained by Seller or the Companies covering their respective businesses, assets, liabilities and current or former employees, as the case may be, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date, and Buyer shall become solely responsible for all insurance coverage and related risk of loss based on events occurring after the Closing Date with respect to the Business. All proceeds of insurance payable (in excess of any deductible, retention or self-insurance amount) in respect of any event that occurs on or before the Cut-Off Date, to the extent that the proceeds are for damaged properties or assets that constitute Assets and would otherwise be payable to Seller or its Affiliates, shall be received by Seller and (a) to the extent the damage to the Assets to which the proceeds pertain has not been repaired or restored or paid for by Seller, shall be paid over to Buyer at the Closing, or, if no proceeds have been received before the Closing, Seller shall assign any of its claims thereto to Buyer promptly following the Closing Date, and (b) to the extent the damage to the Assets to which the proceeds pertain has been repaired or restored or paid for by Seller, shall be retained by Seller on or prior to the Closing, or, if no proceeds have been received before the Closing, Seller shall be entitled to all claims thereto. Provided that Seller complies with Seller's obligations under this Section 8.4, neither the occurrence of any casualty damage nor the payment, receipt or collection of insurance proceeds shall be included or accounted for in any way under the provisions of Section 3.2 or in the determination of Final Working Capital. To the extent that after the Closing any party hereto requires any information regarding claim data, payroll or other information in order to make filing with insurance carriers or self insurance regulators from another party hereto, the other party will promptly supply such information.

            (b) After the Closing, at the request of Buyer, Seller shall use commercially reasonable efforts to procure all proceeds of insurance payable in respect of any claim that is an Assumed Liability and that arises out of any occurrence on or prior to the Cut-Off Date for which Seller or any of the Companies is insured under Seller's employee practices policy or

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automobile liability policy covering the Business or the Assets. Any insurance recovery in respect of any such claim received by Seller or any of its Affiliates shall be remitted to Buyer (after deducting therefrom any deductible, retention or self-insurance amount that has not previously been paid or reimbursed by Buyer and the full amount of any expenses incurred by Seller or any of its Affiliates in procuring such recovery).

            Section 8.5 Consents. Buyer acknowledges that (i) certain consents (including consents contingent on the fulfillment of certain conditions), approvals, waivers, agreements, or actions of, or (with or without lapse of time) notice to, third parties relating to the transactions contemplated by this Agreement may be required under instruments, contracts, commitments, agreements or arrangements (including the Leasehold Interests and Real Estate Agreements) (the "Required Consents"), which Required Consents have not been obtained or are themselves subject to conditions not fulfilled as of the Closing, and (ii) certain governmental franchises, approvals, permits, licenses, orders, registrations, certificates, variances and similar rights may be required in order for Buyer to conduct the Business and own the Assets following the Cut-Off Date in the same manner in which the Business was conducted and the Assets were owned prior to the Cut-Off Date. Except as otherwise expressly provided in
Section 2.2 or this Section 8.5 and subject to compliance with Sections 2.2 and
7.3 and this Section 8.5, Seller and the Companies shall not have any liability whatsoever to Buyer arising out of or relating to the failure to obtain any Required Consents or any such governmental franchises, approvals, permits, licenses, orders, registrations, certificates, variances or similar rights that may be required. Subject to Seller's compliance with Sections 2.2 and 7.3 and this Section 8.5, no representation, warranty or covenant of Seller or any Company contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, based on (A) the failure to obtain any such Required Consents or any such governmental franchises, approvals, permits, licenses, orders, registrations, certificates, variances or similar rights or
(B) any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such Required Consents or any such governmental franchises, approvals, permits, licenses, orders, registrations, certificates, variances or similar rights; provided, however, that nothing stated herein shall supersede the conditions set forth in Sections 9.1, 9.2, 10.1 and 10.2 or the obligations of Seller under Section 2.2 or 7.3 or this Section 8.5. At the request of Buyer, Seller shall use its commercially reasonable efforts to obtain, and cooperate with Buyer in any reasonable manner in connection with Buyer obtaining, any Required Consents and any governmental franchises, approvals, permits, licenses, orders, registrations, certificates, variances or similar rights; provided, however, that such action shall not include any requirement of Seller or any of its Affiliates to commence or participate in any litigation, make any payments or offer or grant any accommodation or undertake any liability or obligation (in each case financial or otherwise) to any third party (including any Governmental Body) unless in the case of any cost or expense incurred by Seller or any of its Affiliates, Buyer agrees to reimburse Seller for such cost or expense arising from any action by Seller or such Affiliate requested by Buyer.

            Section 8.6 Fees and Expenses. Except as provided in this Section
8.6 and in Section 8.10 or as otherwise expressly set forth in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and

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disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses, provided that all expenses incurred in connection with obtaining any updated title commitments shall be paid by Buyer.

            Section 8.7 Gift Cards, Etc; Return Policies. Following the Cut-Off Date, without recourse to Seller or any Company, Buyer shall manage and honor, in accordance with their respective terms, all Seller Gift Programs with respect to all loyalty program awards, frequent shopper awards, gift certificates, gift cards, merchandise vouchers, coupons and refunds purchased, issued or earned in connection with the Business on or before the Cut-Off Date. For the 120-day period following the Cut-Off Date, Buyer shall honor all Seller Return Policies with respect to products sold in connection with the Business on or before the Cut-Off Date, without recourse to Seller or any Company.

            Section 8.8 HIPAA Confidentiality. Buyer shall enter into such confidentiality agreements with respect to all Books and Records relating to the Transferred Employees as may be required under the Health Insurance Portability and Accountability Act of 1996, as amended, and the rules and regulations promulgated thereunder ("HIPAA"). Seller and the Companies may withhold from Buyer any portions of such Books and Records that contain protected health information on Transferred Employees or their dependents to the extent Seller and the Companies reasonably determine based on advice of counsel that disclosure of such information to Buyer would violate HIPAA. Seller and the Companies will cooperate with Buyer to the extent that, in connection with making offers of employment to Business Employees, Buyer seeks any release of records from any Business Employee as may be required under HIPAA. To the extent permitted by Requirements of Law, Seller will provide information relating to Business Employees to the extent Buyer reasonably requests such information and such information is necessary for Buyer to make offers of employment to Business Employees.

            Section 8.9 Non-Solicitation of Employees. Neither Seller nor any of its Affiliates shall (a) for a period of one year from the date of this Agreement, solicit the services, as employee, consultant or otherwise, (or cause or seek to cause to leave the employ of Buyer or any of its subsidiaries) any Transferred Employee or (b) for a period of two years from the date of this Agreement, solicit the services, as employee, consultant or otherwise, (or cause or seek to cause to leave the employ of Buyer or any of its subsidiaries) any Transferred Employee at or above the level of store manager in the Business; provided, however, that the foregoing shall not apply (i) with respect to any Transferred Employee as to whom conversations were initiated by such Transferred Employee after such Transferred Employee was discharged from or resigned employment with Buyer or any of its subsidiaries or (ii) with respect to any public advertisement or general solicitation (or any hiring pursuant thereto) that is not specifically targeted at Transferred Employees. Each of Buyer and Seller agrees to cooperate with the other party to correct any inadvertent breach of this Section 8.9 by Seller or any of its Affiliates.

            Section 8.10 SEC Financials. (a) Seller shall deliver to Buyer within 60 days following the Closing Date, (i) the audited balance sheet of the Business as of January 29, 2005 and the related statements of income, shareholders' equity and cash flows of the Business for the fiscal year ended January 29, 2005, in a form that, at the time of delivery, Seller reasonably believes to have been prepared in accordance with GAAP as required by Regulation S-X (collectively, the "SEC Financials"), together with supplemental quarterly information, and (ii)

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an unqualified report of PricewaterhouseCoopers LLP ("PWC") on the SEC
Financials, together with PWC's consent to include the SEC Financials in Buyer's SEC filings. Buyer shall reimburse Seller for up to $300,000 of the reasonable out-of-pocket costs and expenses paid by Seller to PWC in connection with the financial statements and related matters contemplated by this Section 8.10, and Seller shall be responsible for such costs and expenses in excess of $300,000. Each of Seller and Buyer acknowledges and agrees that it is their intention for the SEC Financials and the related supplemental quarterly information to be prepared in accordance with (A) GAAP on a basis consistent with the principles historically applied by Seller and (B) the requirements of Regulation S-X.

            (b) Prior to the Closing, Seller shall use commercially reasonable efforts to give to Buyer and any of its Affiliates such assistance as shall reasonably be requested by Buyer or any of its Affiliates in connection with any private placement or any registration or registered offering of any security or any periodic report required by applicable Requirements of Law. Any out-of-pocket costs incurred by Seller in connection with the foregoing shall promptly be reimbursed by Buyer.

            Section 8.11 Mortgages and Other Encumbrances. Prior to Closing or within a reasonable time thereafter, Seller shall obtain either a release or discharge of (or obtain the commitment of a title insurance company to provide title insurance over) any mortgage, deed of trust or deed to secure debt granted by Seller or any Company and encumbering Seller's or any Company's interest in the Owned Real Estate. Seller shall, at the reasonable request of Buyer, use commercially reasonable efforts to cooperate with Buyer to obtain the release of (or obtain the commitment of a title insurance company to provide title insurance over) any judgment liens on Real Estate reflected in the current title commitments set forth on Schedule 1.1(c). Seller shall cooperate with Buyer to sign the necessary releases to obtain the release of any other Encumbrances on the Assets; provided, however, that such action shall not include any requirement of Seller or any of its Affiliates to make any payments or offer or grant any accommodation or undertake any liability or obligation (in each case financial or otherwise) to any third party (including any Governmental Body) unless in the case of any cost or expense incurred by Seller or any of its Affiliates, Buyer agrees to reimburse Seller for such cost or expense arising from any action by Seller or such Affiliate requested by Buyer. Notwithstanding anything to the contrary contained herein, the failure to obtain any release, discharge or commitment pursuant to this Section 8.11 shall not be a condition to Buyer's obligation to consummate the transactions contemplated by this Agreement. Nothing contained in this Section 8.11 shall relieve Seller of its obligations under, or be deemed to satisfy the condition set forth in, Section 9.6.

            Section 8.12 Certain Litigation. Following the Closing, Buyer shall comply with the obligations set forth in item 5(b) of Schedule 2.3(b)(xi).

                                   ARTICLE IX
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

            The obligations of Buyer under this Agreement shall, at the option of Buyer (to the extent permissible under applicable law), be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

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            Section 9.1 HSR Act. The waiting period (and any extension thereof)
applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

            Section 9.2 No Order. No court or other Governmental Body having jurisdiction over Buyer or Seller shall have issued any order, decree or ruling which is then in effect and has the effect of restraining or prohibiting the purchase and sale of any material portion of the Assets.

            Section 9.3 Representations and Warranties. The representations and warranties of Seller contained in this Agreement, when read without any exception or qualification for materiality or Material Adverse Effect, shall be true and correct on the Closing Date as though made on the Closing Date (or on the date when made in the case of any representation or warranty which specifically relates to an earlier date), except for (a) changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer or any transaction permitted by this Agreement and (b) failures of representations and warranties to be true and correct which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect.

            Section 9.4 Performance of Obligations. Seller shall have performed in all material respects all of its material covenants and agreements required by this Agreement to be performed at or prior to the Closing, including the delivery of the items listed in Section 4.4.

            Section 9.5 Closing Certificate. There shall have been delivered to Buyer a certificate dated the Closing Date, signed on behalf of Seller by a duly authorized officer of Seller, confirming the satisfaction of the conditions set forth in Sections 9.3 and 9.4.

            Section 9.6 Release of Encumbrances. Buyer shall have received reasonably satisfactory evidence that any Encumbrances on the Assets imposed by the Credit Agreement have been, or promptly following the Closing will be, released.

                                    ARTICLE X
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

            The obligations of Seller under this Agreement shall, at the option of Seller (to the extent permissible under applicable law), be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

            Section 10.1 HSR Act. The waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

            Section 10.2 No Order. No court or other Governmental Body having jurisdiction over Buyer or Seller shall have issued any order, decree or ruling which is then in effect and has the effect of restraining or prohibiting the purchase and sale of any material portion of the Assets.

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

            Section 10.3 Representations and Warranties. The representations and warranties of Buyer contained in this Agreement, when read without any exception or qualification for materiality, shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Seller or any transaction permitted by this Agreement.

            Section 10.4 Performance of Obligations. Buyer shall have performed in all material respects all of its material covenants and agreements required by this Agreement to be performed at or prior to the Closing, including the delivery of the items listed in Section 4.3.

            Section 10.5 Closing Certificate. There shall have been delivered to Seller a certificate dated the Closing Date, signed on behalf of Buyer by a duly authorized officer of Buyer, confirming the satisfaction of the conditions set forth in Sections 10.3 and 10.4.

                                   ARTICLE XI

                                 INDEMNIFICATION

            Section 11.1 Indemnification by Seller. (a) From and after the Closing, Seller agrees to indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expenses incurred by such Buyer Group Member in connection with or arising from:

            (i) any breach of any warranty or the inaccuracy of any representation of Seller contained in this Agreement or the certificate delivered by or on behalf of Seller pursuant to Section 9.5 (for purposes of this Section 11.1(a)(i), other than with respect to Sections 5.20 and 5.23, such representations and warranties shall be read without reference to qualifications as to materiality, including the words "material" and "Material Adverse Effect" set forth therein);

            (ii) any breach by Seller of, or failure by Seller to perform, any of its covenants or obligations contained in this Agreement; and

            (iii) the Excluded Liabilities;

provided, however, that Seller shall be required to indemnify and hold harmless under Section 11.1(a)(i) with respect to Losses and Expenses incurred by Buyer Group Members only to the extent that:

            (x) the amount of Loss and Expense suffered by Buyer Group Members related to each individual claim exceeds $65,000 (in which event, subject to clauses (y) and (z) below, Seller shall indemnify Buyer for the full amount of such Loss and Expense (including the initial $65,000));

            (y) the aggregate amount of such Losses and Expenses (other than Losses and Expenses excluded by clause (x) above) exceeds $10,000,000 (in which case, subject to clause (z) below, Seller shall indemnify Buyer only for all Losses and Expenses in excess of $10,000,000); and

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

            (z) the aggregate amount required to be paid by Seller pursuant to
      Section 11.1(a)(i) shall not exceed $60,000,000.

Notwithstanding the foregoing, none of the limitations set forth in clauses (x),
(y) and (z) above shall apply with respect to Seller's indemnification obligations relating to Section 5.3(a).

            (b) The indemnification provided for in Section 11.1(a) (except for the indemnification provided for in Section 11.1(a)(iii), which shall survive indefinitely) shall terminate 12 months after the Closing Date (and no claims shall be made by any Buyer Group Member under Section 11.1(a) thereafter), except that the indemnification by Seller shall continue as to:

            (i) the covenants of Seller set forth in Sections 8.9 and 13.6, which shall survive for 180 days following the period of time set forth therein;

            (ii) the representation set forth in Section 5.3(a) and the covenants of Seller set forth in Articles II and III and Sections 8.2, 8.3, 8.4, 8.5, 8.6, 8.8, 8.11 and 13.12, which shall survive until the expiration of the relevant statutory period of limitations applicable to the underlying claim, giving effect to any waiver, mitigation or extension thereof; and

            (iii) any Losses or Expenses of which any Buyer Group Member has validly given a Claim Notice to Seller in accordance with the requirements of Section 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.1(b), as to which the obligation of Seller shall continue solely with respect to the specific matters in such Claim Notice until the liability of Seller shall have been determined pursuant to this Article XI, and Seller shall have reimbursed all Buyer Group Members for the full amount of such Losses and Expenses that are payable with respect to such Claim Notice in accordance with this Article XI.

            Section 11.2 Indemnification by Buyer. (a) From and after the Closing, Buyer agrees to indemnify and hold harmless each Seller Group Member from and against any and all Losses and Expenses incurred by such Seller Group Member in connection with or arising from:

            (i) any breach of any warranty or the inaccuracy of any representation of Buyer contained in this Agreement or the certificate delivered by or on behalf of Buyer pursuant to Section 10.5 (for purposes of this Section 11.2(a)(i), such representations and warranties shall be read without reference to qualifications as to materiality, including the word "material" set forth therein);

            (ii) any breach by Buyer of, or failure by Buyer to perform, any of its covenants and obligations contained in this Agreement; and

            (iii) any Assumed Liability;

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

provided, however, that Buyer shall be required to indemnify and hold harmless under Section 11.2(a)(i) with respect to Losses and Expenses incurred by Seller Group Members only to the extent that:

            (x) the amount of Loss and Expense suffered by Seller Group Members related to each individual claim exceeds $65,000 (in which event, subject to clauses (y) and (z) below, Buyer shall indemnify Seller for the full amount of such Loss and Expense (including the initial $65,000));

            (y) the aggregate amount of such Losses and Expenses (other than Losses and Expenses excluded by clause (x) above) exceeds $10,000,000 (in which case, subject to clause (z) below, Buyer shall indemnify Seller only for all Losses and Expenses in excess of $10,000,000); and

            (z) the aggregate amount required to be paid by Buyer pursuant to
      Section 11.2(a)(i) shall not exceed $60,000,000.

Notwithstanding the foregoing, none of the limitations set forth in clauses (x),
(y) and (z) above shall apply with respect to Buyer's indemnification obligations relating to Section 6.2(a).

            (b) The indemnification provided for in Section 11.2(a) (excluding the indemnification provided for in Section 11.2(a)(iii), which shall survive indefinitely) shall terminate 12 months after the Closing Date (and no claims shall be made by any Seller Group Member under Section 11.2(a) thereafter), except that the indemnification by Buyer shall continue as to:

            (i) the covenants of Buyer set forth in Section 13.6, which shall survive for 180 days following the period of time set forth therein;

            (ii) the representation set forth in Section 6.2(a), the covenants of Buyer set forth in Articles II and III and Sections 7.7, 8.1, 8.2, 8.3 8.5, 8.6, 8.8, 8.12 and 13.12, which shall survive until the expiration of the relevant statutory period of limitations applicable to the underlying claim, giving effect to any waiver, mitigation or extension thereof; and

            (iii) any Losses or Expenses of which any Seller Group Member has validly given a Claim Notice to Buyer in accordance with the requirements of Section 11.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 11.2(b), as to which the obligation of Buyer shall continue solely with respect to the specific matters in such Claim Notice until the liability of Buyer shall have been determined pursuant to this Article XI, and Buyer shall have reimbursed all Seller Group Members for the full amount of such Losses and Expenses that are payable with respect to such Claim Notice in accordance with this
      Article XI.

            Section 11.3 Notice of Claims. Any Buyer Group Member or Seller Group Member seeking indemnification hereunder (the "Indemnified Party") shall give promptly to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to the claim for

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indemnification hereunder and shall include in such Claim Notice (if then known)
the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, however, that a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced. The failure to give notice as provided in this Section 11.3 shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.

            Section 11.4 Determination of Amount. (a) In calculating any Loss or Expense there shall be deducted any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer). Each party agrees to use commercially reasonable efforts to make any such insurance recovery. Buyer and Seller agree that, for purposes of computing the amount of any indemnification payment under this Article XI, any such indemnification payment shall be treated as an adjustment to the Purchase Price for all Tax purposes. If Seller is required to indemnify a Buyer Group Member pursuant to the provisions of Section 11.1, and the cost, expense or liability for which the indemnification is sought under Section 11.1 has provided any Buyer Group Member with a Tax benefit actually saved or recovered, the amount of such Tax benefit that has been realized or received, after taking into consideration all costs and expenses incurred in obtaining such Tax savings, shall reduce Seller's liability to indemnify a Buyer Group Member under Section 11.1.

            (b) After the giving of any Claim Notice pursuant to Section 11.3, the amount of indemnification to which an Indemnified Party shall be entitled under this Article XI shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Losses and Expenses suffered by it.

            Section 11.5 Third Person Claims. (a) Any party seeking indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any third Person against the Indemnified Party shall notify the Indemnitor in writing, and in reasonable detail, of the third Person claim within five business days after receipt by such Indemnified Party of written notice of the third Person claim. Thereafter, the Indemnified Party shall deliver to the Indemnitor, within 10 business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitor relating to the third Person claim. Notwithstanding the foregoing, should a party be physically served with a complaint with regard to a third Person claim, the Indemnified Party shall notify the Indemnitor with a copy of the complaint within five business days after receipt thereof and shall deliver to the Indemnitor within 10 business days after the receipt of such complaint copies of notices and documents (including court papers) received by the Indemnified Party relating to the third Person claim. The failure to give notice as provided in this Section 11.5 shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.

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

            (b) In the event any legal proceeding shall be threatened or instituted or any claim or demand shall be asserted by any Person in respect of which payment may be sought by one party hereto from the other party under the provisions of this Article XI, the Indemnified Party shall promptly cause written notice of the assertion of any such claim of which it has knowledge which is covered by this indemnity to be forwarded to the Indemnitor. Any notice of a claim by reason of any of the representations, warranties or covenants contained in this Agreement shall contain a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based, the facts giving rise to an alleged basis for the claim and (if then known) the amount of the liability asserted against the Indemnitor by reason of the claim. In the event of the initiation of any legal proceeding against the Indemnified Party by a third Person, the Indemnitor shall have the sole and absolute right after the receipt of notice, at its option and at its own expense, to be represented by counsel of its choice and to control, defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any loss, liability or damage indemnified against hereunder; provided, however, that the Indemnified Party may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand. To the extent the Indemnitor elects not to defend such proceeding, claim or demand (or fails to assume the defense of such proceeding, claim or demand within a reasonable time period), and the Indemnified Party defends against or otherwise deals with any such proceeding, claim or demand, the Indemnified Party may retain counsel of its choice, at the expense of the Indemnitor, and control the defense of such proceeding. Neither the Indemnitor nor the Indemnified Party may settle any such proceeding which settlement obligates the other party to pay money, to perform obligations or to admit liability without the consent of the other party, such consent not to be unreasonably withheld. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the time in which to appeal therefrom has expired, or a settlement shall have been consummated, or the Indemnified Party and the Indemnitor shall arrive at a mutually binding agreement with respect to each separate matter alleged to be indemnified by the Indemnitor hereunder, the Indemnified Party shall forward to the Indemnitor notice of any sums due and owing by it with respect to such matter and the Indemnitor shall pay all of the sums so owing to the Indemnified Party by wire transfer, certified or bank cashier's check within 10 business days after the date of such notice.

            Section 11.6 Limitations. (a) In any case where an Indemnified Party recovers from third Persons any amount in respect of a matter with respect to which an Indemnitor has indemnified it pursuant to this Article XI, such Indemnified Party shall promptly pay over to the Indemnitor the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnitor to or on behalf of the Indemnified Party in respect of such matter and (ii) any amount expended by the Indemnitor in pursuing or defending any claim arising out of such matter.

            (b) EXCEPT IN CONNECTION WITH THIRD-PERSON CLAIMS, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL (INCLUDING LOSS OF REVENUES OR PROFITS), EXEMPLARY OR

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PUNITIVE DAMAGES ARISING UNDER ANY LEGAL OR EQUITABLE THEORY OR ARISING UNDER OR
IN CONNECTION WITH THIS AGREEMENT, ALL OF WHICH ARE HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER OR NOT ANY PARTY TO THIS AGREEMENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

            (c) Except for remedies that cannot be waived as a matter of law and injunctive and provisional relief (including specific performance), if the Closing occurs, this Article XI shall be the exclusive remedy of the parties hereto for breaches of this Agreement (including any covenant, obligation, representation or warranty contained in this Agreement or in any certificate delivered pursuant to this Agreement) or otherwise in respect of the sale of the Assets contemplated hereby. In furtherance of the foregoing, each party hereto hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action of such party against the other party arising under this Agreement or under any certificate delivered pursuant to this Agreement as a matter of equity or under or based upon any federal, state, provincial, local or foreign statute, law, ordinance, rule or regulation (including those relating to Environmental Laws) or arising under or based upon common law or otherwise, except that this Section 11.6(c) shall not limit the remedies of a party with respect to a claim based on fraud.

            Section 11.7 Mitigation. Each of the parties agrees to take all reasonable steps to mitigate their respective Losses and Expenses upon and after becoming aware of any event or condition which could reasonably be expected to give rise to any Losses and Expenses that are indemnifiable hereunder.

                                   ARTICLE XII
                                   TERMINATION

            Section 12.1 Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing:

            (a) by the mutual written consent of Buyer and Seller;

            (b) by Seller upon 10 business days' notice to Buyer if any of the conditions in Article X shall have become incapable of fulfillment at the Closing and shall not have been waived in writing by Seller, provided that Seller's right to terminate this Agreement pursuant to this Section 12.1(b) shall not be available to Seller if Seller's failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the conditions of Article X to be capable of fulfillment at the Closing;

            (c) by Buyer upon 10 business days' notice to Seller if any of the conditions in Article IX shall have become incapable of fulfillment at the Closing and shall not have been waived in writing by Buyer, provided that Buyer's right to terminate this Agreement pursuant to this Section 12.1(c) shall not be available to Buyer if Buyer's failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the conditions of Article IX to be capable of fulfillment at the Closing;

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            (d) by Buyer or Seller if any court or other Governmental Body having jurisdiction over Buyer or Seller shall have issued a final and non-appealable order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the purchase and sale of any material portion of the Assets; or

            (e) by Buyer or Seller if the Closing shall not have occurred on or before August 1, 2005 (or such later date as may be agreed to in writing to Buyer and Seller); provided, however, that either party may by written notice to the other party delivered on or before August 1, 2005 extend such date until any date prior to December 31, 2005 if the failure of the Closing to have occurred on or before August 1, 2005 shall have resulted from the failure of the condition set forth in Sections 9.1 and 10.1 and provided further that the right to terminate this Agreement pursuant to this Section 12.1(e) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Closing to have occurred on or prior to the aforesaid dates.

            Section 12.2 Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 12.1 shall give written notice of such termination to the other party to this Agreement.

            Section 12.3 Effect of Termination. If this Agreement is terminated pursuant to this Article XII, all further obligations of the parties under this Agreement (other than this Section 12.3 (Effect of Termination), Section 8.6 (Fees and Expenses), and Article XIII (Miscellaneous), which provisions shall each survive such termination) shall terminate; provided, however, that nothing in this Section 12.3 shall relieve any party from any liability for a willful breach of this Agreement.

                                  ARTICLE XIII
                                  MISCELLANEOUS

            Section 13.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive the Closing only for the period during which an indemnification claim is permitted to be made pursuant to Article XI, after which time such representations and warranties shall terminate and the parties shall have no rights or remedies thereafter with respect to any breach of such representations or warranties.

            Section 13.2 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

            Section 13.3 No Public Announcement. Neither Buyer nor Seller shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with SEC disclosure obligations or the rules of any United States or foreign stock exchange.

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            Section 13.4 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by private courier or by registered or certified mail, and shall be deemed given when so delivered personally, by facsimile or by private courier or, if mailed, two business days after the mailing, as follows:

            If to Buyer, to:

                     Belk, Inc.
                     2801 West Tyvola Road
                     Charlotte, North Carolina 28217
                     Facsimile:  (704) 357-1883
                     Attention:  Ralph A. Pitts

            with a copy to:

            King & Spalding LLP
            191 Peachtree Street
            Atlanta, Georgia 30303
            Facsimile:  (404) 572-5100
            Attention:  John D. Capers, Jr.

            If to Seller, to:

                     Saks Incorporated
                     750 Lakeshore Parkway
                     Birmingham, Alabama 35211
                     Facsimile:  (205) 940-4468
                     Attention:  Executive Vice President and General Counsel

            with a copy  to:

            Sidley Austin Brown & Wood LLP
            10 South Dearborn Street
            Chicago, Illinois 60603
            Facsimile:  (312) 853-7036
            Attention:  Michael S. Sigal and Gary D. Gerstman

or to such other address as such party may indicate by a notice delivered to the other party hereto.

            Section 13.5 Successors and Assigns. (a) The rights of either party under this Agreement shall not be assignable by such party hereto prior to the Closing without the prior written consent of the other party.

            (b) Following the Closing, neither party may assign any of its rights hereunder to any third Person without the prior written consent of the other party, except that either party may assign its rights hereunder to an Affiliate. Any assignment hereunder (whether before or after the Closing) shall not relieve the assigning party of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended

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or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 13.5 any right, remedy or claim under or by reason of this Agreement.

            Section 13.6 Access to Records after Closing. (a) For a period of six years after the Closing Date, Seller and its representatives shall have reasonable access to all of the books and records of the Business to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operations of the Business prior to the Cut-Off Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 13.6(a). If Buyer shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Seller a reasonable opportunity, at Seller's expense, to segregate and remove such books and records as Seller may select.

            (b) For a period of six years after the Closing Date, Buyer and its representatives shall have reasonable access to all of the books and records relating to the Business which Seller or any of its Affiliates may retain after the Closing Date. Such access shall be afforded by Seller and its Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyer shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 13.6(b). If Seller or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Seller shall, prior to such disposition, give Buyer a reasonable opportunity, at Buyer's expense, to segregate and remove such books and records as Buyer may select.

            Section 13.7 Entire Agreement; Amendments. This Agreement, the exhibits and schedules referred to herein, the documents delivered pursuant hereto and the Confidentiality Agreement contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all other prior representations, warranties, agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

            Section 13.8 Interpretation. Articles, titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The schedules and exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Disclosure of any fact or item in any schedule hereto referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement if it is reasonably apparent from the disclosure that the disclosure should apply to other sections in this Agreement. Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any schedule hereto is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any schedule is or is not material for purposes of this Agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any

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representation or warranty contained in this Agreement nor the inclusion of any specific item in any schedule hereto is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any schedule is or is not in the ordinary course of business for purposes of this Agreement.

            Section 13.9 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

            Section 13.10 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

            Section 13.11 Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to Seller and Buyer.

            Section 13.12 Further Assurances. From time to time following the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer such other instruments of conveyance and transfer as Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Assets; provided, however, that Section 2.2 shall govern with respect to approvals, consents and waivers required in connection with the transfer of Contracts, Warranties and Purchase Orders. From time to time following the Closing, Buyer shall execute and deliver, or cause to be executed and delivered, to Seller such other instruments of assumption as Seller may reasonably request or as may be otherwise necessary to evidence the assumption by Buyer of the Assumed Liabilities.

            Section 13.13 Disclaimer of Warranties. Seller makes no representations or warranties with respect to any projections, forecasts or forward-looking information provided to Buyer. There is no assurance that any projected or forecasted results will be achieved. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND THE CERTIFICATE DELIVERED BY

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SELLER PURSUANT TO SECTION 4.4(c), SELLER IS SELLING THE ASSETS ON AN "AS IS,
WHERE IS" BASIS AND SELLER DISCLAIMS ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTEES WHETHER EXPRESS OR IMPLIED. SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO FITNESS, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER. Buyer acknowledges that neither Seller nor any of its representatives or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any memoranda, charts or summaries heretofore made available by Seller or its representatives to Buyer or any other information which is not included in this Agreement or the Schedules hereto, and neither Seller nor any of its representatives or any other Person will have or be subject to any liability to Buyer, any Affiliate of Buyer or any other Person resulting from the distribution of any such information to, or use of any such information by, Buyer, any Affiliate of Buyer or any of their agents, consultants, accountants, counsel or other representatives.

            Section 13.14 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            Section 13.15 Waiver of Jury Trial. Each party hereto waives the right to a trial by jury in any litigation, proceeding or other legal action in connection with or relating to this Agreement, any Company Ancillary Agreement, any Seller Ancillary Agreement or any Buyer Ancillary Agreement or the transactions contemplated hereby or thereby.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                          SAKS INCORPORATED

                          By: /s/ DOUGLAS E. COLTHARP
                              --------------------------------------------
                              Douglas E. Coltharp
                              Executive Vice President and Chief Financial
                              Officer

                          BELK, INC.

                          By: /s/ THOMAS M. BELK, JR.
                              -------------------------------
                              Thomas M. Belk, Jr.
                              Chairman and Chief Executive Officer

                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT